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                                                                     EXHIBIT 2.3


                         UNITED STATES BANKRUPTCY COURT
                              DISTRICT OF DELAWARE



                                                     )    Chapter 11
In re:                                               )
                                                     )    Case No. 00-2969 (PJW)
PRIME SUCCESSION, INC., et al.,                      )
                                                     )    (Jointly Administered)
                                                     )
                                   Debtors.          )


                  AMENDED JOINT PLAN OF REORGANIZATION OF PRIME
            SUCCESSION HOLDINGS, INC. AND PRIME SUCCESSION, INC. AND ITS SUBSIDIARIES UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

                          PAUL, WEISS, RIFKIND, WHARTON & GARRISON
                          Alan W. Kornberg
                          Jeffrey D. Saferstein
                          1285 Avenue of the Americas
                          New York, New York  10019-6064
                          (212) 373-3000

                                            -and-

                          YOUNG CONAWAY STARGATT & TAYLOR, LLP
                          Pauline K. Morgan
                          Michael Nestor
                          1110 N. Market Street
                          P.O. Box 391
                          Rodney Square North, 11th Floor
                          Wilmington, Delaware 19801
                          (302) 571-6600

                          Attorneys for the Debtors


Dated:     Wilmington, Delaware
           August 21, 2000


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              Prime Succession Holdings, Inc., Prime Succession, Inc., Aaron
Cremation & Burial Services, Inc., Aaron-Cremation & Burial Services, P.C., Buckner-Rush Enterprises, Inc., Bury-Pine Funeral Home, Inc., Pine Funeral Home, Inc., Clary-Godwin Funeral Home, Inc., Clayton Frank & Sons, Inc., Comander Funeral Home, Inc., Cremation Society of America, Incorporated, Fraser Funeral Home, Inc., Fred Hunter Memorial Services, Inc., Grotewold Simi Valley Mortuary, Inc., Hughes Funeral Chapel, J&W, Inc., John A. Beck Company, Lambert Corporation, Inc., McWane Family Funeral Home, Inc., Neal- Tarpley, Inc., Prime Business Solutions, Inc., Prime Business Solutions of Kentucky, Inc., Prime Enterprises of California, Inc., Prime Holdings of Arkansas, Inc., Prime Holdings of California, Inc., Prime Holdings of Minnesota, Inc., Prime Holdings of Nebraska, Inc., Prime Holdings of Ohio, Inc., Prime Holdings of West Virginia, Inc., Prime Indiana Limited Partnership, Prime Succession of Alabama, Inc., Prime Succession of Arizona, Inc., Prime Succession of Arkansas, Inc., Prime Succession of California, Inc., Prime Succession of Florida, Inc., Prime Succession of Georgia, Inc., Prime Succession of Illinois, Inc., Prime Succession of Iowa, Inc., Prime Succession of Kentucky, Inc., Prime Succession of Minnesota, Inc., Prime Succession of Missouri, Inc., Prime Succession of Nebraska, Inc., Prime Succession of New York, Inc., Prime Succession of Tennessee, Inc., Prime Succession of Texas, Inc., Prime Succession Partners, Inc., Roselawn Memorial Gardens, Inc., Rostad Mortuary, Inc., Talisman Enterprises, Inc., The Funeral Outlet Store, Inc., and Whitney & Murphy Funeral Homes, Inc. propose the following joint plan of reorganization under section 1121(a) of the Bankruptcy Code.


                                       I.

                      DEFINITIONS AND CONSTRUCTION OF TERMS

         A. DEFINITIONS. Unless otherwise defined herein, or the context otherwise requires, the following terms shall have the respective meanings set forth below:







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ADMINISTRATIVE CLAIM                        means any right to payment
                                            constituting a cost or
                                            expense of administration of the
                                            Chapter 11 Cases of a kind specified
                                            under section 503(b) of the
                                            Bankruptcy Code and entitled to
                                            priority under section 507(a)(1),
                                            507(b) or 1114(e)(2) of the
                                            Bankruptcy Code, including, without
                                            limitation, any actual and necessary
                                            costs and expenses of preserving the
                                            Debtors' estates, any actual and
                                            necessary costs and expenses of
                                            operating the Debtors' businesses,
                                            any indebtedness or obligations
                                            incurred or assumed by the Debtors
                                            in Possession in connection with the
                                            conduct of their businesses,
                                            including, without limitation, for
                                            the acquisition or lease of property
                                            or an interest in property or the
                                            rendition of services, all
                                            compensation and reimbursement of
                                            expenses to the extent awarded by
                                            the Court under sections 330, 331 or
                                            503 of the Bankruptcy Code, any fees
                                            or charges assessed against the
                                            Debtors' estates under section 1930
                                            of chapter 123 of title 28 of the
                                            United States Code, and DIP Facility
                                            Claims.


ALLOWED CLAIM OR ALLOWED INTEREST           means, with reference to any Claim
                                            or Equity Interest, (a) any Claim
                                            against or Equity Interest in the
                                            Debtors which has been listed by the
                                            Debtors in their Schedules, as such
                                            Schedules may be amended by the
                                            Debtors from time to time in
                                            accordance with Bankruptcy Rule
                                            1009, as liquidated in amount and
                                            not disputed or contingent, and with
                                            respect to which no contrary proof
                                            of claim or interest has been filed,
                                            (b) any Claim or Equity Interest
                                            specifically allowed under the Plan,
                                            (c) any Claim or Equity Interest
                                            which is not Disputed or (d) any
                                            Claim or Equity Interest the amount
                                            or existence of which, if Disputed,
                                            (i) has been determined by a Final
                                            Order of a court of competent
                                            jurisdiction other than the Court,
                                            or (ii) has been allowed by Final
                                            Order of the Court; PROVIDED,
                                            HOWEVER, that any Claims or Equity
                                            Interests allowed solely for the
                                            purpose of voting to accept the Plan
                                            pursuant to an order of the Court
                                            shall not be considered "Allowed
                                            Claims" or "Allowed Equity
                                            Interests" hereunder.



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AMENDED PRIME BY-LAWS                       means the Amended and Restated
                                            By-Laws of Reorganized Prime, which
                                            shall be in substantially the form
                                            contained in the Plan Supplement.

AMENDED PRIME CERTIFICATE OF                means the amended and restated
INCORPORATION                               Incorporation of Reorganized Prime,
                                            which shall be in substantially the
                                            form contained in the Plan
                                            Supplement.

AMENDED PRIME HOLDINGS BY-LAWS              means the Amended and Restated
                                            By-Laws of Reorganized Prime
                                            Holdings, which shall be in
                                            substantially the form contained in
                                            the Plan Supplement.

AMENDED PRIME HOLDINGS CERTIFICATE OF       means the amended and restated
INCORPORATION                               Certificate of Incorporation of
                                            Reorganized Prime Holdings which
                                            shall be in substantially the form
                                            contained in the Plan Supplement.

AMENDED SUBSIDIARIES BY-LAWS                means the Amended and Restated
                                            By-Laws of the Reorganized
                                            Subsidiaries, which shall be in
                                            substantially the form contained in
                                            the Plan Supplement.

AMENDED SUBSIDIARIES CERTIFICATES OF        means the amended and restated
INCORPORATION                               Certificates of Incorporation of the
                                            Reorganized Subsidiaries, which
                                            shall be in substantially the form
                                            contained in the Plan Supplement.

AMENDED SUBSIDIARY LIMITED                  means the amended and restated
PARTNERSHIP AGREEMENT                       Limited Partnership Agreement of
                                            Prime Indiana Limited Partnership,
                                            which shall be in substantially the
                                            form contained in the Plan
                                            Supplement.

BALLOTS means each of the ballot forms distributed with the Disclosure Statement to each holder of an Impaired Claim or Equity Interest (other than to holders not entitled to vote on the Plan) upon which is to be indicated, among other things, acceptance or rejection of the Plan.



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BANKRUPTCY CODE                             means title 11 of the United States
                                            Code, 11 U.S.C.secs. 101 ET SEQ., as
                                            in effect on the date hereof.

BANKRUPTCY COURT                            means the United States Bankruptcy
                                            Court for the District of Delaware
                                            or such other court as may have
                                            jurisdiction over the Chapter 11
                                            Cases.

BANKRUPTCY RULES                            means the Federal Rules of
                                            Bankruptcy Procedure as promulgated
                                            by the United States Supreme Court
                                            under section 2075 of title 28 of
                                            the United States Code, and local
                                            rules of the Court, as the context
                                            may require.

BUSINESS DAY                                means any day on which commercial
                                            banks are open for business, and not
                                            authorized to close, in the City of
                                            New York, New York, except any day
                                            designated as a legal holiday by
                                            Bankruptcy Rule 9006(a).

CASH                                        means legal tender of the United
                                            States of America.

CAUSES OF ACTION                            means all claims, choses in action
                                            and causes of action (including
                                            those assertable derivatively),
                                            liabilities, obligations, suits,
                                            debts, sums of money, damages,
                                            demands, judgments, whether known or
                                            unknown, now owned or hereafter
                                            acquired by the Debtors, and the
                                            Cash and non-Cash proceeds thereof,
                                            whether arising under the Bankruptcy
                                            Code or other Federal, state or
                                            foreign law, in equity or otherwise,
                                            including, without limitation, any
                                            causes of action arising under
                                            sections 510, 544, 547, 548, 549,
                                            550, 551 or any other section of the
                                            Bankruptcy Code.

CHAPTER 11 CASES                            means the chapter 11 cases commenced
                                            by the Debtors.



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COLLATERAL                                  means any property or interest in
                                            property of the Debtors' estates
                                            subject to a Lien to secure the
                                            payment or performance of a Claim,
                                            which Lien is not subject to
                                            avoidance under the Bankruptcy Code
                                            or otherwise invalid under the
                                            Bankruptcy Code or applicable state
                                            law.

CONFIRMATION DATE                           means the date on which the
                                            Confirmation Order is entered by the
                                            Court.

CONFIRMATION HEARING                        means the hearing to consider
                                            confirmation of the Plan pursuant to
                                            section 1128 of the Bankruptcy Code,
                                            as it may be adjourned or continued
                                            from time to time.

CONFIRMATION ORDER                          means the order entered by the Court
                                            confirming the Plan pursuant to
                                            section 1129 of the Bankruptcy Code.

COURT means, (a) the United States Bankruptcy Court for the District of Delaware, having jurisdiction over the Chapter 11 Cases; (b) to the extent there is no reference pursuant to section 157 of title 28 of the United States Code, the United States District Court for the District of Delaware; and (c) any other court having jurisdiction over the Chapter 11 Cases.

CREDITORS COMMITTEE                         means the Official Committee of
                                            Unsecured Creditors appointed by the
                                            United States Trustee in the Chapter
                                            11 Cases, as constituted from time
                                            to time.




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DEBTORS                                     means Prime Succession Holdings,
                                            Inc., Prime Succession, Inc., Aaron
                                            Cremation & Burial Services, Inc.,
                                            Aaron-Cremation & Burial Services,
                                            P.C., Buckner-Rush Enterprises,
                                            Inc., Bury-Pine Funeral Home, Inc.,
                                            Pine Funeral Home, Inc.,
                                            Clary-Godwin Funeral Home, Inc.,
                                            Clayton Frank & Sons, Inc., Comander
                                            Funeral Home, Inc., Cremation
                                            Society of America, Incorporated,
                                            Fraser Funeral Home, Inc., Fred
                                            Hunter Memorial Services, Inc.,
                                            Grotewold Simi Valley Mortuary,
                                            Inc., Hughes Funeral Chapel, J&W,
                                            Inc., John A. Beck Company, Lambert
                                            Corporation, Inc., McWane Family
                                            Funeral Home, Inc., Neal-Tarpley,
                                            Inc., Prime Business Solutions,
                                            Inc., Prime Business Solutions of
                                            Kentucky, Inc., Prime Enterprises of
                                            California, Inc., Prime Holdings of
                                            Arkansas, Inc., Prime Holdings of
                                            California, Inc., Prime Holdings of
                                            Minnesota, Inc., Prime Holdings of
                                            Nebraska, Inc., Prime Holdings of
                                            Ohio, Inc., Prime Holdings of West
                                            Virginia, Inc., Prime Indiana
                                            Limited Partnership, Prime
                                            Succession of Alabama, Inc., Prime
                                            Succession of Arizona, Inc., Prime
                                            Succession of Arkansas, Inc., Prime
                                            Succession of California, Inc.,
                                            Prime Succession of Florida, Inc.,
                                            Prime Succession of Georgia, Inc.,
                                            Prime Succession of Illinois, Inc.,
                                            Prime Succession of Iowa, Inc.,
                                            Prime Succession of Kentucky, Inc.,
                                            Prime Succession of Minnesota, Inc.,
                                            Prime Succession of Missouri, Inc.,
                                            Prime Succession of Nebraska, Inc.,
                                            Prime Succession of New York, Inc.,
                                            Prime Succession of Tennessee, Inc.,
                                            Prime Succession of Texas, Inc.,
                                            Prime Succession Partners, Inc.,
                                            Roselawn Memorial Gardens, Inc.,
                                            Rostad Mortuary, Inc., Talisman
                                            Enterprises, Inc., The Funeral
                                            Outlet Store, Inc., and Whitney &
                                            Murphy Funeral Homes, Inc.

DEBTORS IN POSSESSION                       means the Debtors in their capacity
                                            as debtors in possession in the
                                            Chapter 11 Cases pursuant to
                                            sections 1107(a) and 1108 of the
                                            Bankruptcy Code.



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DIP AGENTS                                  means The Bank of Nova Scotia and
                                            Goldman Sachs Credit Partners, L.P.
                                            in their capacity as agents under
                                            the DIP Credit Documents.

DIP CREDIT AGREEMENT                        means the Debtors in Possession
                                            Credit and Guaranty Agreement dated
                                            as of July 13, 2000 among Prime
                                            Succession, Inc., as borrower, the
                                            parent and subsidiaries of the
                                            borrower named therein, as
                                            guarantors, the DIP Lenders and
                                            Goldman Sachs Credit Partners, L.P.,
                                            and The Bank of Nova Scotia, as DIP
                                            Agents.

DIP CREDIT DOCUMENTS                        means the DIP Credit Agreement and
                                            any and all documents executed in
                                            connection therewith, including,
                                            without limitation, all security
                                            agreements, pledge agreements and
                                            mortgages.

DIP CREDIT FACILITY                         means the postpetition financing
                                            facility in the committed amount of
                                            $10,000,000 provided by the DIP
                                            Lenders.

DIP FACILITY CLAIMS                         means all Claims arising under or
                                            relating to the DIP Credit Documents
                                            and/or the DIP Credit Facility,
                                            which shall be paid in full on the
                                            Effective Date in accordance with
                                            the terms of the DIP Credit
                                            Facility.

DIP FACILITY ORDER                          means, collectively, the interim
                                            order entered by the Bankruptcy
                                            Court on July 13, 2000, and the
                                            final order entered by the
                                            Bankruptcy Court on August 3, 2000,
                                            whereby the DIP Credit Facility was
                                            authorized and approved.

DIP LENDERS                                 means the Persons who are from time
                                            to time lenders under the DIP Credit
                                            Documents.

DISCLOSURE STATEMENT                        means the written disclosure
                                            statement that relates to this Plan,
                                            as approved by the Court pursuant to
                                            section 1125 of the Bankruptcy Code,
                                            as such disclosure statement may be
                                            amended, modified or supplemented
                                            from time to time.








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DISPUTED                                    means any Claim, or Equity Interest,
                                            or any portion thereof, that is not
                                            an Allowed Claim or Allowed
                                            Interest, including, but not limited
                                            to, Claims or Interests (a)(i) that
                                            have not been Scheduled by the
                                            Debtors or (ii) have been Scheduled
                                            at zero or as contingent,
                                            unliquidated or disputed, or (b)
                                            that are the subject of a proof of
                                            claim that differs in nature, amount
                                            or priority from the Debtors'
                                            Schedules, and (c) in either case,
                                            the allowance or disallowance of
                                            which is not yet the subject of a
                                            Final Order.

EFFECTIVE DATE                              means the first Business Day on
                                            which all of the conditions
                                            specified in Section XIII.B.1 of the
                                            Plan have been satisfied or waived
                                            in accordance with Section XIII.B.2
                                            of the Plan; PROVIDED, HOWEVER, that
                                            if a stay of the Confirmation Order
                                            is in effect on such date, the
                                            Effective Date will be the first
                                            Business Day after such stay is no
                                            longer in effect.

EQUITY INCENTIVE PLAN                       has the meaning assigned to such
                                            term in Section V.E. of the Plan.

EQUITY INTEREST                             means Old Preferred Stock and Other
                                            Equity Interests.

EXIT CREDIT FACILITY                        means the revolving credit and term
                                            loan facility to be entered into as
                                            a means of implementing the Plan,
                                            all as is more specifically
                                            described in Article V.E. of the
                                            Plan.

EXIT FACILITY DOCUMENTS                     means the documents to be entered
                                            into by the Reorganized Debtors on
                                            the Effective Date pursuant to which
                                            the Reorganized Debtors will obtain
                                            financing to (i) fund consummation
                                            of the Plan, (ii) pay in full the
                                            DIP Financing Claims, (iii) pay in
                                            full the Prepetition Lender Claims,
                                            and (iv) fund certain working
                                            capital and general corporate
                                            requirements of the Reorganized
                                            Debtors.







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FINAL ORDER                                 means an order or judgment of the
                                            Court, or other court of competent
                                            jurisdiction, as entered on the
                                            docket in the Chapter 11 Cases, the
                                            operation or effect of which has not
                                            been stayed, reversed, vacated or
                                            amended, and as to which order or
                                            judgment (or any revision,
                                            modification, or amendment thereof)
                                            the time to appeal, petition for
                                            certiorari, or seek review or
                                            rehearing has expired and as to
                                            which no appeal, petition for
                                            certiorari, or petition for review
                                            or rehearing was filed or, if filed,
                                            remains pending.

GOVERNMENT                                  has the meaning assigned to such
                                            term in Section VIII.I.3 of the
                                            Plan.

IMPAIRED means, when used with reference to a Claim or Equity Interest, a Claim or Equity Interest that is impaired within the meaning of section 1124 of the Bankruptcy Code.

INDENTURE TRUSTEE                           means United States Trust Company of
                                            New York, in its capacity as trustee
                                            under the Senior Subordinated Note
                                            Indenture.

INFORMAL COMMITTEE                          means the informal committee of
                                            certain holders of Senior
                                            Subordinated Notes that was formed
                                            prior to the Petition Date.

INITIAL DISTRIBUTION DATE                   means the Effective Date or as soon
                                            thereafter as practicable.

INITIAL HOLDER                              means, (a) any person or entity who
                                            will initially hold shares of New
                                            Common Stock on the Effective Date,
                                            (b) any investment fund for which
                                            any person thereof acts as manager,
                                            (c) any partnership or other entity
                                            for which any person thereof acts
                                            directly or indirectly as a general
                                            partner, managing member or
                                            controlling stockholder, and (d) any
                                            person otherwise affiliated with any
                                            of the foregoing individuals or
                                            entities.







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INTERCOMPANY CLAIMS                         means any Claim held by one of the
                                            Debtors against any other Debtor,
                                            including, without limitation, (a)
                                            any account reflecting intercompany
                                            book entries by such Debtor with
                                            respect to any other Debtor, (b) any
                                            Claim not reflected in book entries
                                            that is held by such Debtor, and (c)
                                            any derivative Claim asserted or
                                            assertable by or on behalf of such
                                            Debtor against any other Debtor.

LIEN                                        has the meaning set forth in Section
                                            101 of the Bankruptcy Code.

NEW COMMON STOCK                            means the common stock of
                                            Reorganized Prime Holdings, par
                                            value $.01 per share, to be
                                            authorized and issued by Reorganized
                                            Prime Holdings on the Effective Date
                                            pursuant to the Plan.

NEW EXIT FINANCING FACILITY DOCUMENTS       means the documents pursuant to
                                            which the New Exit Financing
                                            Facility will be provided to
                                            Reorganized Prime, and which shall
                                            be in substantially the form
                                            contained in the Plan Supplement.

NEW SENIOR MANAGEMENT EMPLOYMENT            has the meaning assigned to such
CONTRACTS                                   term in Section V.A.2. of the Plan.

NEW SENIOR SUBORDINATED NOTES               means the promissory notes
                                            authorized and to be issued pursuant
                                            to the Plan and the New Senior
                                            Subordinated Notes Indenture, and
                                            which shall be in substantially the
                                            form contained in the Plan
                                            Supplement.

NEW SENIOR SUBORDINATED NOTES               has the meaning assigned to such
INDENTURE                                   term in Section V.C.2. of the Plan.

NEW SENIOR SUBORDINATED NOTES               means the bank or trust company that
INDENTURE TRUSTEE                           will serve as trustee under the New
                                            Senior Subordinated Notes Indenture.






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NEW WARRANTS                                means the warrants to purchase in
                                            the aggregate 500,000 shares of New
                                            Common Stock, which shall be issued
                                            pursuant to the terms of the Warrant
                                            Agreement.

OLD PREFERRED STOCK                         means the 20,000 authorized shares
                                            of 10% pay- in-kind cumulative
                                            preferred stock par value $.01
                                            issued by Prime Holdings and
                                            outstanding on the Petition Date.

OTHER EQUITY INTEREST OR INTEREST           means any share of common stock or
                                            other instrument evidencing an
                                            ownership interest in Prime
                                            Holdings, whether or not
                                            transferable, and any option,
                                            warrant, or right, contractual or
                                            otherwise, to acquire, sell or
                                            subscribe for any such interest;
                                            PROVIDED, HOWEVER, that Other Equity
                                            Interests shall not include Old
                                            Preferred Stock.

OTHER GENERAL UNSECURED CLAIMS              means an Unsecured Claim (other than
                                            a Senior Subordinated Note Claim,
                                            Rejected Former Owner Obligation,
                                            Other Rejected Obligation or Trade
                                            Claim).

OTHER PRIORITY CLAIM                        means Claims entitled to priority
                                            pursuant to section 507(a) of the
                                            Bankruptcy Code (other than
                                            Administrative Claims and Priority
                                            Tax Claims), including, without
                                            limitation, certain allowed employee
                                            compensation and benefit claims of
                                            the Debtors' employees incurred
                                            within ninety (90) and one hundred
                                            eighty (180) days, respectively,
                                            prior to the Petition Date.

OTHER REJECTED OBLIGATIONS                  means any Unsecured Claim of any
                                            entity against the Debtors arising
                                            from the rejection pursuant to
                                            sections 365 or 1123(b) of the
                                            Bankruptcy Code of (a) a lease of
                                            real or personal property entered
                                            into with the Debtors, or any of
                                            them, or (b) any other agreement
                                            with the Debtors, or any of them.







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OTHER SECURED CLAIMS                        means any Claim, other than a DIP
                                            Financing Claim, to the extent
                                            reflected in the Schedules or a
                                            proof of claim as a Secured Claim,
                                            which is secured by a Lien on
                                            Collateral to the extent of the
                                            value of such Collateral, as
                                            determined in accordance with
                                            section 506(a) of the Bankruptcy
                                            Code, or, in the event that such
                                            Claim is subject to setoff under
                                            section 553 of the Bankruptcy code,
                                            to the extent of such setoff.

PETITION DATE                               means July 12, 2000 the date on
                                            which the Debtors filed their
                                            petitions for relief commencing the
                                            Chapter 11 Cases.

PERSON means an individual, corporation, partnership, joint venture, association, joint stock company, limited liability company, limited liability partnership, trust, estate, unincorporated organization or other entity.

PLAN means this Plan, as it may be amended or modified from time to time, together with all addenda, exhibits, schedules or other attachments, if any.

PLAN DOCUMENTS                              means the documents to be included
                                            in the Plan Supplement.

PLAN SUPPLEMENT                             means the forms of documents
                                            specified in Section X.M. of the
                                            Plan.

PREPETITION CREDIT AGREEMENT                means that certain Credit Agreement
                                            dated as of August 26, 1996 among
                                            Prime, Prime Holdings, the
                                            Prepetition Lenders, The Bank of
                                            Nova Scotia, as administrative agent
                                            and Goldman Sachs Credit Partners,
                                            L.P., as syndication agent.

PREPETITION CREDIT DOCUMENTS                means the Prepetition Credit
                                            Agreement and any and all documents
                                            executed in connection therewith,
                                            including, without limitation, all
                                            security agreements, pledge
                                            agreements and mortgages.




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PREPETITION CREDIT FACILITY AGENTS          means The Bank of Nova Scotia and
                                            Goldman Sachs Credit Partners, L.P.
                                            in their capacity as agents under
                                            the Prepetition Credit Documents.

PREPETITION LENDER CLAIMS                   means the claims of the Prepetition
                                            Lenders arising under the
                                            Prepetition Credit Agreement.

PREPETITION LENDERS                         means the Persons who are from time
                                            to time lenders under the
                                            Prepetition Credit Documents.

PRIME                                       means Prime Succession, Inc.

PRIME EQUITY INTERESTS                      means any share of common stock or
                                            other instrument evidencing a
                                            present ownership interest in Prime,
                                            whether or not transferrable, and
                                            any options, warrants or rights
                                            contractual or otherwise, to acquire
                                            any such interest.

PRIME HOLDINGS                              means Prime Succession Holdings,
                                            Inc.

PRO RATA means, at any time, the proportion that (x) with respect to Claims, the amount of a Claim in a particular Class bears to the aggregate amount of all Claims (including Disputed Claims) in such Class and (y) with respect to Equity Interests, the number of shares or other equity interests held by a particular holder in a particular Class bears to the aggregate number of all shares and other equity interests in a particular Class, unless in each case the Plan provides otherwise.

PRIORITY TAX CLAIM                          means any unsecured Claim held by a
                                            governmental unit entitled to a
                                            priority in right of payment under
                                            section 507(a)(8) of the Bankruptcy
                                            Code.

QUARTER means the period beginning on the Effective Date and ending on the immediately succeeding June 30, September 30, December 31 or March 31, and each three-month period thereafter, as the context may require.




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RECORD DATE                                 means the record date for purposes
                                            of making distributions under the
                                            Plan on account of Allowed Claims
                                            and Allowed Equity Interests, which
                                            date shall be the Confirmation Date.

REJECTED FORMER OWNER OBLIGATIONS           means any Unsecured Claim of an
                                            entity against the Debtors arising
                                            from (a) the rejection pursuant to
                                            sections 365 or 1123(b) of the
                                            Bankruptcy Code of (i) a non-compete
                                            agreement with the Debtors, or any
                                            of them, (ii) a consulting agreement
                                            with the Debtors, or any of them, or
                                            (iii) a lease of real or personal
                                            property entered into by the
                                            Debtors, or any of them, with a
                                            former owner of any of the Debtors'
                                            property, or (b) a note or other
                                            financial instrument entered into by
                                            the Debtors, or any of them, in
                                            connection with the purchase by the
                                            Debtors, or any of them, before the
                                            Petition Date, of a funeral home or
                                            other property.

RELEASED PARTIES                            has the meaning assigned to such
                                            term in Section VIII.H. of the Plan.

REORGANIZED DEBTORS                         means the Debtors, or any successors
                                            thereto by merger, consolidation or
                                            otherwise, on and after the
                                            Effective Date.

REORGANIZED PRIME                           means Prime, or any successors
                                            thereto by merger, consolidation, or
                                            otherwise, on and after the
                                            Effective Date.

REORGANIZED PRIME HOLDINGS                  means Prime Holdings, or any
                                            successors thereto by merger,
                                            consolidation or otherwise, on and
                                            after the Effective Date.

REORGANIZED SUBSIDIARIES                    means the Subsidiaries, or any
                                            successors thereto by merger,
                                            consolidation, or otherwise, on and
                                            after the Effective Date.

RESERVE has the meaning assigned to such term in Section VII.C.2(a)(i) of the Plan.

SCHEDULES                                   means the schedules of assets and
                                            liabilities, statements of financial
                                            affairs, and lists of holders of
                                            Claims and Equity Interests filed
                                            with the Court by the Debtors,
                                            including any amendments or
                                            supplements thereto.

SCHEDULED                                   means, with respect to any Claim or
                                            Equity Interest, the status and
                                            amount, if any, of such Claim or
                                            Equity Interest as set forth in the
                                            Schedules.

SECURED CLAIM                               means a Claim that is secured by a
                                            Lien on property or interests in
                                            property, in which the Debtors have
                                            an interest, to the extent of the
                                            value as of the Effective Date, or
                                            such other date as may be
                                            established by the Court, of such
                                            interest or Lien determined by a
                                            Final Order of the Court pursuant to
                                            section 506 of the Bankruptcy Code
                                            or as otherwise agreed upon in
                                            writing by the Debtors and the
                                            holder of such Claim.

SENIOR SUBORDINATED NOTES                   means the 10 3/4% Notes, due August
                                            15, 2004, of Prime issued and
                                            outstanding under the Senior
                                            Subordinated Note Indenture.

SENIOR SUBORDINATED NOTE CLAIMS             means the unsecured Claims of the
                                            Senior Subordinated Noteholders
                                            (excluding the fees and expenses of
                                            the Indenture Trustee).

SENIOR SUBORDINATED NOTEHOLDERS             means the holders of the Senior
                                            Subordinated Notes.

SENIOR SUBORDINATED NOTE INDENTURE          means that certain Indenture, dated
                                            as of August 15, 1996, between
                                            Prime, as issuer, and United States
                                            Trust Company of New York, as
                                            Trustee, pursuant to which the
                                            Senior Subordinated Notes were
                                            issued, together with any amendments
                                            or supplements thereto.

SUBSEQUENT DISTRIBUTION DATE                means the twentieth day after the
                                            end of the Quarter following the
                                            Quarter in which the Initial
                                            Distribution Date occurs and the
                                            twentieth day after the end of each
                                            such subsequent Quarter.

SUBSIDIARIES                                means Aaron Cremation & Burial
                                            Services, Inc., Aaron-Cremation &
                                            Burial Services, P.C., Buckner-Rush
                                            Enterprises, Inc., Bury-Pine Funeral
                                            Home, Inc., Pine Funeral Home, Inc.,
                                            Clary-Godwin Funeral Home, Inc.,
                                            Clayton Frank & Sons, Inc., Comander
                                            Funeral Home, Inc., Cremation
                                            Society of America, Incorporated,
                                            Fraser Funeral Home, Inc., Fred
                                            Hunter Memorial Services, Inc.,
                                            Grotewold Simi Valley Mortuary,
                                            Inc., Hughes Funeral Chapel, J&W,
                                            Inc., John A. Beck Company, Lambert
                                            Corporation, Inc., McWane Family
                                            Funeral Home, Inc., Neal-Tarpley,
                                            Inc., Prime Business Solutions,
                                            Inc., Prime Business Solutions of
                                            Kentucky, Inc., Prime Enterprises of
                                            California, Inc., Prime Holdings of
                                            Arkansas, Inc., Prime Holdings of
                                            California, Inc., Prime Holdings of
                                            Minnesota, Inc., Prime Holdings of
                                            Nebraska, Inc., Prime Holdings of
                                            Ohio, Inc., Prime Holdings of West
                                            Virginia, Inc., Prime Indiana
                                            Limited Partnership, Prime
                                            Succession of Alabama, Inc., Prime
                                            Succession of Arizona, Inc., Prime
                                            Succession of Arkansas, Inc., Prime
                                            Succession of California, Inc.,
                                            Prime Succession of Florida, Inc.,
                                            Prime Succession of Georgia, Inc.,
                                            Prime Succession of Illinois, Inc.,
                                            Prime Succession of Iowa, Inc.,
                                            Prime Succession of Kentucky, Inc.,
                                            Prime Succession of Minnesota, Inc.,
                                            Prime Succession of Missouri, Inc.,
                                            Prime Succession of Nebraska, Inc.,
                                            Prime Succession of New York, Inc.,
                                            Prime Succession of Tennessee, Inc.,
                                            Prime Succession of Texas, Inc.,
                                            Prime Succession Partners, Inc.,
                                            Roselawn Memorial Gardens, Inc.,
                                            Rostad Mortuary, Inc., Talisman
                                            Enterprises, Inc., The Funeral
                                            Outlet Store, Inc. and Whitney &
                                            Murphy Funeral Homes, Inc.

SUBSIDIARY EQUITY INTERESTS                 means any share of common stock or
                                            other instrument evidencing a
                                            present ownership interest in any of
                                            the Subsidiaries, whether or not
                                            transferable, and any options,
                                            warrants or rights, contractual or
                                            otherwise, to acquire any such
                                            interest.

TRADE CLAIM                                 means an Unsecured Claim (other than
                                            a Senior Subordinated Note Claim,
                                            Rejected Former Owner Obligation,
                                            Other Rejected Obligation or Other
                                            General Unsecured Claim) of any
                                            entity against the Debtors for goods
                                            and services provided to the Debtors
                                            in the ordinary course of the
                                            Debtors' business; PROVIDED,
                                            HOWEVER, that such entity has
                                            continued to provide goods and
                                            services to the Debtors before and
                                            after the Petition Date on customary
                                            terms and credit or as otherwise
                                            acceptable to the Debtors

TRANSFER AGENT                              means the transfer agent for the New
                                            Common Stock.

UNSECURED CLAIM                             means any Claim that is not a
                                            Secured Claim, Administrative Claim,
                                            Priority Tax Claim or Other Priority
                                            Claim.

WARRANT AGENT                               means the agent for the New
                                            Warrants.

WARRANT AGREEMENT                           means a warrant agreement pursuant
                                            to which the New Warrants will be
                                            issued, which shall be in
                                            substantially the form contained in
                                            the Plan Supplement.

         B.       INTERPRETATION, APPLICATION OF DEFINITIONS AND RULES OF
                  CONSTRUCTION.

         Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include both the singular and plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter, such meanings to be applicable to both the singular and plural forms of the terms defined. Capitalized terms in the Plan that are not defined herein shall have the same meaning assigned to such terms by the Bankruptcy Code or Bankruptcy Rules, as the case may be. The words "herein," "hereof," and "hereunder" and other words of similar import refer to the Plan as a whole and not to any particular section or subsection in the Plan unless expressly provided otherwise. All gender references shall be deemed to refer to both genders. The words "includes" and "including" are not limiting and mean that the things specifically identified are set forth for purposes of illustration, clarity or specificity and do not in any respect qualify, characterize or limit the generality of the class within which such things are included. Captions and headings to articles, sections and exhibits are inserted for convenience of reference only, are not a part of this Plan, and shall not be used to interpret this Plan. The rules of construction set forth in section 102 of the Bankruptcy Code shall apply to this Plan. In computing any period of time prescribed or allowed by this Plan, the provisions of Bankruptcy Rule 9006(a) shall apply.

                                      II.

                  CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS

         A.       INTRODUCTION.

         All Claims and Equity Interests, except Administrative Claims and Priority Tax Claims, are placed in the Classes set forth below. In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims, as described below, have not been classified.

         A Claim or Equity Interest is placed in a particular Class only to the extent that the Claim or Equity Interest falls within the description of that Class, and is classified in other Classes to the extent that any portion of the Claim or Equity Interest falls within the description of such other Classes. A Claim is also placed in a particular Class for the purpose of receiving distributions pursuant to the Plan only to the extent that such Claim is an Allowed Claim in that Class and such Claim has not been paid, released, or otherwise settled prior to the Effective Date.

         1.       UNCLASSIFIED CLAIMS (NOT ENTITLED TO VOTE ON THE PLAN).

                  (a)      Administrative Claims.

                  (b)      Priority Tax Claims.

         2. UNIMPAIRED CLASSES OF CLAIMS (DEEMED TO HAVE ACCEPTED THE PLAN AND, THEREFORE, NOT ENTITLED TO VOTE ON THE PLAN).

                  (a)      CLASS 1: OTHER PRIORITY CLAIMS.

                  Class 1 consists of all Other Priority Claims.

                  (b)      CLASS 2: OTHER SECURED CLAIMS.

                  Class 2 consists of all Other Secured Claims.

                  (c)      CLASS 3: TRADE CLAIMS.

                  Class 3 consists of all Trade Claims.

         3. IMPAIRED CLASSES OF CLAIMS AND EQUITY INTERESTS (ENTITLED TO VOTE ON THE PLAN).

                  (a)      CLASS 4: PREPETITION LENDER CLAIMS.

                  Class 4 consists of all Prepetition Lender Claims.

                  (b) CLASS 5: SENIOR SUBORDINATED NOTE CLAIMS, REJECTED FORMER OWNER OBLIGATIONS, OTHER REJECTED OBLIGATIONS AND OTHER GENERAL UNSECURED CLAIMS.

                  Class 5 consists of all Senior Subordinated Note Claims, Rejected Former Owner Obligations, Other Rejected Obligations and Other General Unsecured Claims.

                  (c)      CLASS 6: OLD PREFERRED STOCK.

                  Class 6 consists of all Old Preferred Stock.

                  (d)      CLASS 7: OTHER EQUITY INTERESTS.

                  Class 7 consists of all Other Equity Interests.



                                      III.

                           TREATMENT OF ADMINISTRATIVE
                     EXPENSE CLAIMS AND PRIORITY TAX CLAIMS

         A.       ADMINISTRATIVE CLAIMS.

         Except to the extent that any entity entitled to payment of any Allowed Administrative Claim agrees to a different treatment, each holder of an Allowed Administrative Claim shall receive Cash in an amount equal to such Allowed Administrative Claim on the later of the Effective Date and the date such Administrative Claim becomes an Allowed Administrative Claim, or as soon thereafter as is practicable; PROVIDED, HOWEVER, that Allowed Administrative Claims representing liabilities incurred in the ordinary course of business by the Debtors in Possession or liabilities arising under loans or advances to or other obligations incurred by the Debtors in Possession (to the extent authorized and approved by the

Court if such authorization and approval was required under the Bankruptcy Code) shall be paid in full and performed by the Reorganized Debtors, as the case may be, in the ordinary course of business in accordance with the terms and subject to the conditions of any agreements governing, instruments evidencing, or other documents relating to, such transactions. On the Effective Date, all obligations of the Debtors in Possession to the DIP Lenders under the DIP Credit Documents shall be paid in full in cash in immediately available funds or otherwise satisfied in a manner acceptable to the DIP Lenders in their sole discretion in accordance with the terms of the DIP Credit Documents. Such payment shall be made to the DIP Agents for further distribution to the holders of the DIP Facility Claims. Upon compliance with the foregoing sentence, all Liens granted to secure such obligations shall be deemed canceled and shall be of no further force and effect without the necessity of any further action on behalf of the DIP Lenders or the Debtors.

         The reasonable fees and expenses of the Indenture Trustee including the reasonable fees and expenses of its attorneys shall be deemed Allowed Administrative Claims and paid, in full, in Cash on the Effective Date. In the event of a dispute between the Debtors and the Indenture Trustee concerning the reasonableness of such fees and expenses, the Indenture Trustee shall receive the undisputed portion of such fees and expenses on the Effective Date. The Bankruptcy Court shall retain jurisdiction to determine the reasonableness of any unpaid portion of the Indenture Trustee's fees and expenses.

         B.       PROFESSIONAL COMPENSATION AND REIMBURSEMENT CLAIMS.

         All entities seeking an award by the Court of compensation for services rendered or reimbursement of expenses incurred through and including the Confirmation Date under sections 503(b)(2), 503(b)(3), 503(b)(4) or 503(b)(5) of the Bankruptcy Code (a) shall file their respective final applications for allowance of compensation for services rendered and reimbursement of expenses incurred through the Confirmation Date by the date that is 30 days after the Effective Date or such other date as may be fixed by the Court and (b) if granted, such an award by the Court shall be paid in full in such amounts as are awarded by the Court (i) on the date such Administrative Claim becomes an Allowed Administrative Claim, or as soon thereafter as is practicable or (ii) upon such other terms as may be mutually agreed upon between such holder of an Administrative Claim and the Debtors in Possession or, on and after the Effective Date, the Reorganized Debtors. The reasonable fees and expenses incurred after the Petition Date by the Informal Committee's counsel and financial advisors, including, without limitation, the success fee payable to Chanin pursuant to its engagement letter with the Debtors (who were retained by agreement with the Debtors prior to the Petition Date, (together with reasonable fees and expenses of local counsel) with respect to these Chapter 11 Cases) shall be paid (without application by or on behalf of any such professionals to the Bankruptcy Court without notice and a hearing) by the Reorganized Debtors as an Administrative

Claim under the Plan. The fees and expenses of the professionals representing the Informal Committee shall be deemed to satisfy the requirements of sections 503(b) of the Bankruptcy Code.

         C.       PRIORITY TAX CLAIMS.

         Except to the extent that a holder of an Allowed Priority Tax Claim has been paid by the Debtors prior to the Effective Date or agrees to a different treatment, each holder of an Allowed Priority Tax Claim shall receive, at the sole option of the Reorganized Debtors, (a) Cash in an amount equal to such Allowed Priority Tax Claim on the later of the Effective Date and the date such Priority Tax Claim becomes an Allowed Priority Tax Claim, or as soon thereafter as is practicable, or (b) equal quarterly Cash payments in an aggregate amount equal to such Allowed Priority Tax Claim, together with interest at a fixed annual rate equal to the statutory rate provided for under applicable federal, state or local law, over a period through the sixth anniversary of the date of assessment of such Allowed Priority Tax Claim. Each Priority Tax Claim which is not payable on or before the Effective Date will survive confirmation of the Plan, remain unaffected thereby, and be paid as and when due, except to the extent that a holder of such Claim agrees to a different treatment.

                                       IV.

                             TREATMENT OF CLAIMS AND
                                EQUITY INTERESTS

       A.     CLASS 1 - OTHER PRIORITY CLAIMS.

              1. DISTRIBUTIONS. Except to the extent that a holder of an Allowed Other Priority Claim agrees to a different treatment, in full and final satisfaction of such claim, each holder of an Allowed Other Priority Claim shall receive payment in full in Cash on the later of the Effective Date and the date when such Other Priority Claim becomes an Allowed Claim, or as soon thereafter as practicable.

              2. IMPAIRMENT AND VOTING. Class 1 shall be unimpaired under the Plan. Holders of Allowed Claims in Class 1 are presumed to accept the Plan and are not entitled to vote to accept or reject the Plan.

       B.     CLASS 2 - OTHER SECURED CLAIMS.

              1. DISTRIBUTIONS. Except to the extent that a holder of an Allowed Other Secured Claim agrees to a different treatment, at the sole option of the Debtors, in full and final satisfaction of such Claim, (i) each Allowed Other Secured

Claim shall be reinstated and rendered unimpaired in accordance with section 1124(2) of the Bankruptcy Code, notwithstanding any contractual provision or applicable nonbankruptcy law that entitles the holder of an Allowed Other Secured Claim to demand or receive payment of such Allowed Other Secured Claim prior to the stated maturity of such Allowed Other Secured Claim from and after the occurrence of a default, (ii) each holder of an Allowed Other Secured Claim shall receive Cash in an amount equal to such Allowed Other Secured Claim, including any interest on such Allowed Other Secured Claim required to be paid pursuant to section 506(b) of the Bankruptcy Code, on the later of the Effective Date and the date such Allowed Other Secured Claim becomes an Allowed Other Secured Claim, or as soon thereafter as is practicable, or (iii) each holder of an Allowed Other Secured Claim shall receive the collateral securing its Allowed Other Secured Claim and any interest on such Allowed Other Secured Claim required to be paid pursuant to section 506(b) of the Bankruptcy Code, in full and complete satisfaction of such Allowed Other Secured Claim on the later of the Effective Date and the date such Allowed Other Secured Claim becomes an Allowed Other Secured Claim, or as soon thereafter as is practicable.


              2. IMPAIRMENT AND VOTING. Class 2 shall be unimpaired nder the Plan. The holders of Allowed Claims in Class 2 are presumed to accept the Plan and are not entitled to vote to accept or reject the Plan.

       C.     CLASS 3 - TRADE CLAIMS.

              1. DISTRIBUTIONS. To the extent not satisfied by the Debtors in the ordinary course of business, in full and final satisfaction of such claims, the legal, equitable and contractual rights to which such Allowed Trade Claim entitles the holder thereof shall be left unaltered and, accordingly, shall be satisfied on the latest of (i) the Effective Date, (ii) the date such Trade Claim becomes an Allowed Claim, (iii) the date an Allowed Trade Claim becomes due and payable in the ordinary course of business consistent with the Debtors' ordinary payment practices, and (iv) the date on which the Debtors and the holder of such Allowed Trade Claim agree in writing.

              2. IMPAIRMENT AND VOTING. Class 3 shall be unimpaired under the Plan. The holders of Allowed Claims in Class 3 are presumed to accept the Plan and are not entitled to vote to accept or reject the Plan.

       D.     CLASS 4 - PREPETITION LENDER CLAIMS.

              1. ALLOWANCE. The Prepetition Lender Claims are deemed to be fully allowed in the aggregate amount of $108,500,000.

              2. DISTRIBUTIONS. Except to the extent that the holders of the Prepetition Lender Claims agree to different treatment, on the Effective Date, or as soon thereafter as practicable, in full and final satisfaction of such Claims, each holder of an allowed Prepetition Lender Claim shall receive payment in full in Cash.

              3. IMPAIRMENT AND VOTING. Class 4 is impaired under the Plan. The holders of the Prepetition Lender Claims are entitled to vote to accept or reject the Plan.

       E. CLASS 5 - SENIOR SUBORDINATED NOTE CLAIMS, REJECTED FORMER OWNER OBLIGATIONS, OTHER REJECTED OBLIGATIONS AND OTHER GENERAL UNSECURED CLAIMS.

              1. DISTRIBUTIONS. On the Effective Date, or as soon thereafter as is practicable, in full and final satisfaction of such Claims, each holder of an Allowed Senior Subordinated Note Claim, Rejected Former Owner Obligation, Other Rejected Obligation and Other General Unsecured Claims will receive its Pro Rata share of (i) $20 million of New Senior Subordinated Notes; and (ii) 5,000,000 shares of New Common Stock. The Senior Subordinated Note Claims shall be Allowed in the aggregate amount of $109,854,000.

              2. IMPAIRMENT AND VOTING. Class 5 is impaired under the Plan. The holders of Allowed Claims in Class 5 are entitled to vote to accept or reject the Plan.

       F. CLASS 6 - OLD PREFERRED STOCK.

              1. DISTRIBUTIONS. On the Effective Date or as soon thereafter as practicable, each holder of Allowed Old Preferred Stock will receive its Pro Rata share of New Warrants.

              2. IMPAIRMENT AND VOTING. Class 6 is impaired under the Plan. The holders of Allowed Old Preferred Stock are entitled to vote to accept or reject the Plan.

       G.     CLASS 7 - OTHER EQUITY INTERESTS.

              1. DISTRIBUTIONS. The holders of Class 7 Other Equity Interests shall receive no distributions whatsoever on account of such Other Equity Interests. All Other Equity Interests shall be canceled on the Effective Date.

              2. IMPAIRMENT AND VOTING. Class 7 is impaired under the Plan. As the holders of Other Equity Interests are receiving no distributions they are conclusively presumed to have rejected the Plan and are not entitled to vote to accept or reject the Plan.

                                       V.

  PROVISIONS REGARDING CORPORATE GOVERNANCE AND MANAGEMENT OF THE REORGANIZED DEBTORS

       A. DIRECTORS AND OFFICERS OF REORGANIZED PRIME HOLDINGS AND REORGANIZED PRIME; AMENDED CERTIFICATES OF INCORPORATION AND AMENDED BY-LAWS.

              1. THE INITIAL BOARD OF DIRECTORS. The initial boards of directors of Reorganized Prime Holdings and Reorganized Prime shall consist of five (5) members, four (4) of whom shall be designated by the former members of the Informal Committee whose names shall be disclosed on or before the date of the Confirmation Hearing, and one (1) of whom shall be Gary Wright. The respective Boards of Directors of Reorganized Prime Holdings and Reorganized Prime will select a Chairman at their initial meeting.

              2. MANAGEMENT OF REORGANIZED PRIME HOLDINGS AND REORGANIZED PRIME. The officers of Prime Holdings and Prime immediately prior to the Effective Date shall serve as the initial officers of Reorganized Prime Holdings and Reorganized Prime, respectively, on and after the Effective Date. Such officers shall serve in accordance with any employment agreement with Reorganized Prime Holdings or Reorganized Prime and applicable nonbankruptcy law, as the case may be. New employment agreements for Gary Wright, Prime's President and Chief Executive Officer; Arthur Ansin, Prime's Chief Financial Officer and Executive Vice President; Greg Hilgendorf, Prime's Senior Vice President Funeral Operations; Brian Clary, Prime's Corporate Controller; and Peter Cooper, Prime's General Counsel, to the extent such officers are to remain employed by the Reorganized Debtors, shall be in the forms contained in the Plan Supplement and shall become effective on the Effective Date (the "New Senior Management Employment Contracts").

              3. AMENDED PRIME HOLDINGS CERTIFICATE OF INCORPORATION AND AMENDED PRIME HOLDINGS BY-LAWS. The adoption of the Amended Prime Holdings Certificate of Incorporation and Amended Prime Holdings By-Laws will be deemed to have occurred and be effective as of the Effective Date without any further action by the directors or stockholders of the Debtors or the Reorganized Debtors. The Amended Prime Holdings Certificate of Incorporation will, among other things, contain appropriate provisions (i) governing the authorization of up to 6,000,000 shares of New Common Stock (up to 5,000,000 will be issued on the Effective Date) that will be available for issuance and whose terms and conditions may be established by the Board of Directors, (ii) prohibiting the issuance of nonvoting equity securities as required by section 1123(a)(6) of the Bankruptcy Code, and (iii) implementing such other matters as stockholders and directors of Reorganized Prime Holdings believe are necessary and appropriate to effectuate the terms and conditions of the Plan. On or prior to the Effective Date, Prime Holdings will file with the Secretary of State of the State of Delaware, in accordance with sections 103 and 303 of the Delaware General Corporation Law, the Amended Prime Holdings Certificate of Incorporation and such certificate shall be the certificate of incorporation for Reorganized Prime Holdings. The Amended Prime Holdings Certificate of Incorporation shall be substantially in the form contained in the Plan Supplement.



              4. AMENDED PRIME CERTIFICATE OF INCORPORATION AND AMENDED PRIME BY-LAWS. The adoption of the Amended Prime Certificate of Incorporation and Amended Prime By-Laws will be deemed to have occurred and be effective as of the Effective Date without any further action by the directors or stockholders of the Debtors or the Reorganized Debtors. The Amended Prime Certificate of Incorporation will, among other things, contain appropriate provisions (i) prohibiting the issuance of nonvoting equity securities as required by section 1123(a)(6) of the Bankruptcy Code, and (ii) implementing such other matters as stockholders and directors of Reorganized Prime believe are necessary and appropriate to effectuate the terms and conditions of the Plan. On or prior to the Effective Date, Prime will file with the Secretary of State of the State of Delaware, in accordance with sections 103 and 303 of the Delaware General Corporation Law, the Amended Prime Certificate of Incorporation and such certificate shall be the certificate of incorporation for Reorganized Prime. The Amended Prime Certificate of Incorporation shall be substantially in the form contained in the Plan Supplement.

       B.     DIRECTORS AND OFFICERS OF THE REORGANIZED SUBSIDIARIES.

              1. THE INITIAL BOARD OF DIRECTORS. The initial board of directors of the Reorganized Subsidiaries shall be Gary Wright and Arthur Ansin.

              2. MANAGEMENT OF THE REORGANIZED SUBSIDIARIES. The officers of the Subsidiaries immediately prior to the Effective Date shall serve as the initial officers of the Reorganized Subsidiaries on and after the Effective Date. Such officers shall serve in accordance with any employment agreement with the Reorganized Subsidiaries and applicable nonbankruptcy law.

              3. AMENDED SUBSIDIARIES CERTIFICATES OF INCORPORATION AND AMENDED SUBSIDIARIES BY-LAWS. The adoption of the Amended Subsidiaries Certificates of Incorporation and Amended Subsidiaries By-Laws will be deemed to have occurred and be effective as of the Effective Date without any further action by the directors or stockholders of the Debtors, the Reorganized Debtors, the Subsidiaries or the Reorganized Subsidiaries, as the case may be. The Amended Subsidiaries Certificates of Incorporation will, among other things, contain appropriate provisions (i) prohibiting the issuance of nonvoting equity securities as required by section 1123(a)(6) of the Bankruptcy Code, and (ii) implementing such other matters as stockholders and directors of the Reorganized Subsidiaries believe are necessary and appropriate to effectuate the terms and conditions of the Plan. On or prior to the Effective Date, the Subsidiaries will file with the Secretary of State in the State in which they are incorporated, the Amended Subsidiaries Certificate of Incorporation and such certificates shall be the certificates of incorporation for the Reorganized Subsidiaries. The Amended Subsidiaries Certificates of Incorporation shall be substantially in the forms contained in the Plan Supplement.

       C.     SECURITIES TO BE ISSUED PURSUANT TO THE PLAN.

              1. NEW COMMON STOCK. On the Effective Date, Reorganized Prime Holdings will issue 5,000,000 shares of New Common Stock without further act or action under applicable law, regulation, rule or order. Each share of New Common Stock will entitle its holder to one vote. Holders of New Common Stock will have the right to participate proportionately in any dividends distributed by Reorganized Prime Holdings.

              2. NEW SENIOR SUBORDINATED NOTES. The New Senior Subordinated Notes will be issued by Reorganized Prime Holdings pursuant to an indenture (the "New Senior Subordinated Notes Indenture"), which will be qualified under the Trust Indenture Act of 1939, as amended. An indenture trustee will be selected by Prime prior to the Confirmation Hearing. The New Senior Subordinated Notes Indenture and the New Senior Subordinated Notes will be in substantially the forms included in the Plan Supplement.

              3. THE NEW WARRANTS. On the Effective Date, Reorganized Prime Holdings will issue New Warrants to purchase 500,000 shares of New Common Stock (without giving effect to any options that may be issued under the Equity Incentive Plan) without further act or action under applicable law, regulation, rule or order. The New Warrants will be in substantially the form included in the Plan Supplement and will be issued pursuant to a Warrant Agreement in substantially the form included in the Plan Supplement.

       D.     REORGANIZED PRIME HOLDINGS EQUITY INCENTIVE PLAN.

       On the Effective Date, Reorganized Prime Holdings will adopt a stock plan (the "EQUITY INCENTIVE PLAN") which permits Reorganized Prime Holdings to grant to its officers and directors shares of New Common Stock. Such stock plan shall be in substantially the form contained in the Plan Supplement.

       E.     POSTPETITION FINANCING.

       The Debtors anticipate entering into the Exit Credit Facility in order to obtain the working capital and cash necessary to satisfy in full the Debtors' obligations under the DIP Credit Facility, to make other payments required to be made on the

Effective Date and to maintain their operations. The Exit Credit Facility, among other things, shall (a) be effective on the Effective Date; (b) be a senior secured credit facility; (c) provide for aggregate borrowings of up to $118.5 million, consisting of (i) a $10.0 million revolving credit facility (including a $3.0 million sub-limit for letters of credit and a $2.0 million cash management indemnity facility) and (ii) a 108.5 million term loan facility. The collateral for the revolving credit facility will consist of a first priority perfected security interest in (a) the stock of Prime and its subsidiaries and
(b) all assets and properties of Prime Holdings, Prime and its subsidiaries. The collateral for the term loan facility will consist of a second priority perfected security interest in the collateral for the revolving credit facility. The revolving credit facility shall bear an interest rate equal to LIBOR (to be defined in the Exit Credit Facility documents) plus 350 basis points or the Base Rate (to be defined in the Exit Credit Facility documents) plus 250 basis points, at the option of the Debtors, paid monthly in arrears. The term loan facility shall bear an interest rate equal to LIBOR plus 400 basis points or the Base Rate plus 300 basis points, at the option of the Debtors, paid monthly in arrears. The Exit Credit Facility's maturity date will be the earlier of August 29, 2003 or three years from the Effective Date.

              The Exit Credit Facility documents, or a commitment letter with respect thereto, shall be filed by the Debtors with the Bankruptcy Court no later than a date which is five (5) days prior to the deadline for submitting ballots accepting or rejecting the Plan. In the Confirmation Order, the Bankruptcy Court shall approve the Exit Credit Facility in substantially the form filed with the Bankruptcy court and authorize the Debtors to execute the same together with such other documents as the Exit Credit Facility Agents may reasonably require in order to effectuate the treatment afforded to the lenders under the Exit Credit Facility.

                                       VI.

                    SUBSTANTIVE CONSOLIDATION OF THE DEBTORS

              On the Confirmation Date, the Chapter 11 Cases shall be substantively consolidated for all purposes related to the Plan, including, without limitation, for purposes of voting, confirmation and distribution. Subject to the occurrence of the Effective Date, (i) all assets and liabilities of the Subsidiaries and Prime Holding shall be deemed merged or treated as though they were merged into and with the assets and liabilities of Prime, (ii) no distributions shall be made under the Plan on account of Intercompany Claims among the Debtors, (iii) no distributions shall be made under the Plan on account of Subsidiary Equity Interests or Prime Equity Interests, (iv) all guarantees of the Debtors of the obligations of any other Debtor shall be deemed eliminated so that any Claim against any Debtor and any guarantee thereof executed by any other Debtor and any joint or several liability of any of the Debtors shall be deemed to be one obligation of the consolidated Debtors and (v) each and every Claim filed or to be filed in the Chapter 11 Case of any of the Debtors shall be deemed filed against the consolidated Debtors, and shall be deemed one Claim against and obligation of the consolidated Debtors. Such substantive consolidation shall not (other than for purposes related to the Plan) affect (i) the legal and corporate structure of the Reorganized Debtors, (ii) Subsidiary Equity Interests or Prime Equity Interests, or (iii) pre-and post-Petition Date guarantees that are required to be maintained (a) in connection with executory contracts or unexpired leases that were entered into during the Chapter 11 Cases or that have been or will be assumed, (b) pursuant to the Plan, or (c) in connection with any financing entered into by the Reorganized Debtors on the Effective Date.

                                      VII.

                         PROVISIONS REGARDING VOTING AND
                   DISTRIBUTIONS UNDER THE PLAN AND TREATMENT
                    OF DISPUTED, CONTINGENT AND UNLIQUIDATED
               ADMINISTRATIVE CLAIMS, CLAIMS AND EQUITY INTERESTS

       A. VOTING OF CLAIMS AND EQUITY INTERESTS. Each holder of an Allowed Claim or an Allowed Equity Interest in an Impaired Class of Claims or Equity Interests shall be entitled to vote separately to accept or reject the Plan as provided in such order as may be entered by the Court establishing certain procedures with respect to the solicitation and tabulation of votes to accept or reject the Plan, or any other order or orders of the Court.

       B. NONCONSENSUAL CONFIRMATION. As the holders of Other Equity Interests in Class 7 are deemed to reject the Plan, the Debtors will seek to have the Court confirm the Plan under section 1129(b) of the Bankruptcy Code.

       C.     DISTRIBUTIONS.

              1.     METHOD OF DISTRIBUTIONS UNDER THE PLAN.

                    (a) Date and Delivery of Distributions. Distributions under the Plan shall be made by the Reorganized Debtors or their designee to the holders of Allowed Administrative Claims, Allowed Priority Tax Claims, Allowed Other Priority Claims, Allowed DIP Financing Claims, Allowed Other Secured Claims, Allowed Trade Claims and Allowed Old Preferred Stock at the addresses set forth on the Schedules, unless such addresses are superseded by proofs of claim or transfers of claim filed pursuant to Bankruptcy Rule 3001 (or at the last known addresses of such holders if the Debtors or the Reorganized Debtors have been notified in writing of a change of address). Distributions under the Plan to the holders of Allowed Senior Subordinated Note Claims, Allowed Rejected Former Owner Obligations, Allowed

Other Rejected Obligations and Allowed Other General Unsecured Claims shall be made to the New Senior Subordinated Notes Indenture Trustee who shall make the distributions to the holders of Allowed Senior Subordinated Note Claims, Allowed Rejected Former Owner Obligations, Allowed Other Rejected Obligations and Allowed Other General Unsecured Claims. New Senior Subordinated Notes (including any interest earned thereon) and New Common Stock (including dividends paid on account thereof) held by the Reorganized Debtors for the benefit of holders of Disputed Other General Unsecured Claims, Disputed Rejected Former Owner Obligations and Disputed Other Rejected Obligations shall be held in trust by the Reorganized Debtors for the benefit of the potential claimants of such securities and shall not constitute property of the Reorganized Debtors.

                    (b) Distribution of Cash. Any payment of Cash by the Reorganized Debtors pursuant to the Plan shall be made at the option and in the sole discretion of the Reorganized Debtors by (i) a check drawn on, or (ii) wire transfer from, a domestic bank selected by the Reorganized Debtors.

                    (c) Distribution of Unclaimed Property. Any distribution of Cash under the Plan which is unclaimed after the later to occur of (a) two years after distribution or (b) six months after the date on which such claimant's Claim is Allowed shall be transferred to the Reorganized Debtors notwithstanding state or other escheat or similar laws to the contrary. Distributions under the Plan consisting of New Senior Subordinated Notes, New Common Stock or New Warrants that are unclaimed for a period of two years after distribution shall be canceled and any dividends or interest which has been paid with respect to such securities shall be transferred to the Reorganized Debtors and entitlement by the holder of a Claim or Old Preferred Stock to such distribution shall be extinguished and forever barred. The Debtors shall file with the Court a list of holders of unclaimed distributions of Cash, New Senior Subordinated Notes and New Common Stock on the first and second anniversaries of the Effective Date.

                    (d) Saturdays, Sundays, or Legal Holidays. If any payment or act under the Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, and shall be deemed to have been completed as of the required date.

                    (e) Fractional Notes and Fractional Shares and

Warrants.

                            (i) FRACTIONAL NOTES. Whenever the issuance of any
              New Senior Subordinated Note would otherwise call for the issuance in an amount for a fraction of a denomination of a New Senior Subordinated Note, the actual issuance of such New Senior Subordinated Note shall reflect a rounding of such fraction to the nearest whole denomination (up or down), with fifty percent being rounded down.


                            (ii) FRACTIONAL SHARES AND WARRANTS. Whenever any
              distribution of shares of New Common Stock or New Warrants to a holder would otherwise call for the distribution of a fractional share or warrant, the Transfer Agent or Warrant Agent shall allocate one whole share or one whole warrant, as the case may be, to holders in order of the fractional portion of their entitlements, starting with the largest fractional portion until all remaining shares and warrants have been allocated. Upon the allocation of a whole share or a whole warrant to a holder in respect of the fractional portion of its entitlement, such fractional portion shall be canceled. If two or more holders are entitled to equal fractional entitlements and the number of holders so entitled exceeds the number of whole shares or whole warrants, as the case may be, which remain to be allocated, the Transfer Agent or Warrant Agent shall allocate the remaining whole shares or whole warrants to such holders by random lot or such other impartial method as the Transfer Agent or Warrant Agent deems fair, in the Transfer Agent's or Warrant Agent's sole discretion. Upon the allocation of all of the whole shares or whole warrants authorized under the Plan, all remaining fractional portions of the entitlements shall be canceled and shall be of no further force and effect.

                    (f) Distributions to Holders as of the Record Date. As at the close of business on the Record Date, the claims register (for Claims) and transfer ledger (for Equity Interests) shall be closed, and there shall be no further changes in the record holders of any Claims or Equity Interests. The Debtors and the Reorganized Debtors shall have no obligation to recognize any transfer of any Claims or Equity Interests occurring after the Record Date. The Debtor and the Reorganized Debtors shall instead be entitled to recognize and deal for purposes under the Plan (except as to voting to accept or reject the Plan pursuant to Section VII.A) with only those record holders stated on the claims register (for Claims) and transfer ledgers (for Equity Interests) as of the close of business on the Record Date.

              2.     DISPUTED TRADE CLAIMS.

              (a)    Distributions Withheld For Disputed Trade Claims.

                            (i) ESTABLISHMENT AND MAINTENANCE OF RESERVE. On the
              Effective Date, the Reorganized Debtors shall place into a reserve an amount of Cash equal to 100% of the distributions to which holders of Disputed Trade Claims would be entitled under the Plan as of such date if such Disputed Trade Claims were Allowed Claims (the "RESERVE").

                            (ii) PROPERTY HELD IN RESERVE. Cash held in the
              Reserve, if any, shall be deposited in a segregated bank account or accounts in the name of the Reorganized Debtors and designated as held in trust for the benefit of holders of Allowed Trade Claims. Cash held in the Reserve shall not constitute property of the Reorganized Debtors. The Reorganized Debtors shall invest the Cash held in the Reserve in a manner consistent with the investment guidelines set forth in the Plan Supplement. The Reorganized Debtors shall pay, or cause to be paid, out of the funds held in the Reserve, any tax imposed on the Reserve by any governmental unit with respect to income generated by the property held in the Reserve. The yield earned on such invested Cash (net of applicable taxes) shall be distributed to the Reorganized Debtors on the last Subsequent Distribution Date under the Plan.



                            (iii) DISTRIBUTIONS UPON ALLOWANCE OF DISPUTED TRADE
              CLAIMS. The holder of a Disputed Trade Claim that becomes an Allowed Claim subsequent to the Initial Distribution Date shall receive a distribution of Cash from the Reserve on the next Subsequent Distribution Date that follows the Quarter during which such Disputed Trade Claim becomes an Allowed Claim pursuant to a Final Order. Such distributions shall be made in accordance with the Plan based upon the distributions that would have been made to such holder under the Plan if the Disputed Trade Claim had been an Allowed Claim on or prior to the Effective Date. Any Cash held in the Reserve after all Trade Claims have been Allowed or disallowed shall be transferred to and become the property of the Reorganized Debtors.


                    3. OBJECTIONS TO AND RESOLUTION OF ADMINISTRATIVE CLAIMS, CLAIMS AND EQUITY INTERESTS.





                       Objections To And Resolution of Administrative Claims, Claims and Equity Interests. Except as to applications for allowances of compensation and reimbursement of expenses under sections 330 and 503 of the Bankruptcy Code, the Debtors and the Reorganized Debtors shall have the exclusive right to make and file objections to Administrative Claims, Claims and Equity Interests subsequent to the Confirmation Date. All objections shall be litigated to a Final Order; provided, however, that the Reorganized Debtors shall have the authority to compromise, settle, otherwise resolve or withdraw any objections, without approval of the Court. Unless otherwise ordered by the Court, the Debtors and the Reorganized Debtors shall file all objections to Administrative Claims, Claims and Equity Interests that are the subject of proofs of claims, requests for payment filed with the Court (other than applications for allowances of compensation and reimbursement of expenses) or proofs of interest and serve such objections upon the holders of the Administrative Claim, Claim or Equity Interest as to which the objection is made as soon as is practicable, but in no event later than 60 days after the Effective Date or such later date as may be set by the Court. Notwithstanding anything contained herein to the contrary, the DIP Lenders shall not be required to file proofs of claims with respect to the DIP Facility Claims. The Debtors shall have no right to object to the DIP Facility Claims except as set forth in the DIP Facility Order. The outstanding amount of the DIP Facility Claims shall be paid in full on the Effective Date as provided herein.

                    4. ALLOCATION OF CONSIDERATION.

                    The aggregate consideration to be distributed to the holders of Allowed Claims in each Class under the Plan (other than the Claims, if any, of the Internal Revenue Service) shall be treated as first satisfying an amount equal to the stated principal amount of the Allowed Claim for such holders and any remaining consideration as satisfying accrued, but unpaid, interest and costs, if any, and attorneys' fees, where applicable.

                    5. CANCELLATION AND SURRENDER OF EXISTING SECURITIES AND AGREEMENTS.

                    On the Effective Date, the Senior Subordinated Notes and all Equity Interests shall be deemed canceled and such agreements and securities, including the Senior Subordinated Note Indenture, together with all instruments issued pursuant thereto, shall have no further legal effect other than as evidence of any right to receive distributions, fees and expenses under the Plan. In addition, the Senior Subordinated Note Indenture shall be terminated and the Indenture Trustee's obligations shall be discharged.

                    Notwithstanding any other provision of the Plan, as a condition precedent to receiving any distribution under the Plan, each holder of a promissory note, share certificate, or other instrument or security evidencing a Claim or Equity Interest must surrender such promissory note, share certificate, or other instrument or security to the Reorganized Debtors or their designee or must execute and deliver an affidavit of loss and furnish an indemnity or bond in substance and amount reasonably satisfactory to the Reorganized Debtors.

                    Any holder of a Claim or Equity Interest that fails to surrender such instrument or security or to provide the affidavit and indemnity or bond, before the later to occur of (i) the second anniversary of the Effective Date and (ii) six months following the date such holder's Claim becomes an Allowed Claim or Equity Interest, shall be deemed to have forfeited all rights, Claims, and/or Equity Interests and may not receive or participate in any distribution under the Plan.

                                      VIII.

             IMPLEMENTATION AND EFFECT OF CONFIRMATION OF THIS PLAN

              A. NEW SENIOR SUBORDINATED NOTES INDENTURE, THE AMENDED PRIME CERTIFICATE OF INCORPORATION, THE AMENDED PRIME BY- LAWS, THE AMENDED PRIME HOLDINGS BY-LAWS, THE AMENDED PRIME HOLDINGS CERTIFICATE OF INCORPORATION, THE AMENDED SUBSIDIARIES CERTIFICATES OF INCORPORATION, THE AMENDED SUBSIDIARIES BY-LAWS, THE AMENDED SUBSIDIARY LIMITED PARTNERSHIP AGREEMENT, THE EQUITY INCENTIVE PLAN, THE WARRANT AGREEMENT, THE NEW SENIOR MANAGEMENT EMPLOYMENT CONTRACTS, THE NEW EXIT FINANCING FACILITY DOCUMENTS AND OTHER IMPLEMENTATION DOCUMENTS.

              On or before the Effective Date, the Reorganized Debtors will execute the New Senior Subordinated Notes Indenture, the Amended Prime Certificate of Incorporation, the Amended Prime By-Laws, the Amended Prime Holdings By- Laws, the Amended Prime Holdings Certificate of Incorporation, the Amended Subsidiaries Certificates of Incorporation, the Amended Subsidiaries By-Laws, the Amended Subsidiary Limited Partnership Agreement, the Equity Incentive Plan, the Warrant Agreement, the Senior Management Employment Contracts, the New Exit Financing Facility Documents and all other documents required and necessary to implement the Plan, without the requirement of any further corporate action.

              B. CONTINUED CORPORATE EXISTENCE AND VESTING OF ASSETS IN REORGANIZED DEBTORS.

              The Debtors, as Reorganized Debtors, shall continue to exist after the Effective Date with all powers of corporations under the laws of their respective states of incorporation and without prejudice to any right to alter or terminate such existence (whether by merger or otherwise) under such applicable state law. Except as otherwise expressly provided in the Plan, on the Effective Date, the Reorganized Debtors shall be vested with all of the property of their estates free and clear of all claims, liens, encumbrances, charges and other interests of creditors and equity security holders; and the Reorganized Debtors may operate their businesses free of any restrictions imposed by the Bankruptcy Code, the Bankruptcy Rules or by the Court, subject only to the terms and conditions of the Plan.

              C.     DISCHARGE OF THE DEBTORS.

              The rights afforded herein and the treatment of all Claims and Equity Interests herein shall be in exchange for and in complete satisfaction, discharge, and release of all Claims and Equity Interests of any nature whatsoever, including any interest accrued on such Claims from and after the Petition Date, against the Debtors, the Debtors in Possession, the Reorganized Debtors or any of their assets or properties, arising prior to the Effective Date. Except as otherwise expressly specified in the Plan, the Confirmation Order shall act as of the Effective Date as a discharge of all debts of, Claims against, liens on, and Equity Interests in the Debtors, their assets and properties, arising at any time before the entry of the Confirmation Order, regardless of whether a proof of Claim or Equity Interest with respect thereto was filed, whether the Claim or Equity Interest is Allowed, or whether the holder thereof votes to accept the Plan or is entitled to receive a distribution thereunder. Except as otherwise expressly specified in the Plan, after the Effective Date, any holder of such discharged Claim or Equity Interest shall be precluded from asserting against the Debtors, Reorganized Debtors, or any of their assets or properties, any other or further Claim or Equity Interest based on any document, instrument, act, omission, transaction, or other activity of any kind or nature that occurred before the entry of the Confirmation Order. Except as set forth in this Plan or the Confirmation Order, nothing in the Plan or the Confirmation Order (including without limitation any discharge of Claims or cancellation of debts or Equity Interests or the instruments evidencing same) is intended, or shall be construed, to alter or affect the liability or obligation of any person or entity against any other person or entity (other than the Debtors, the Debtors in Possession and the Reorganized Debtors) in respect of such Claims, debts or Equity Interests.

              D.     INJUNCTION.

              Except as otherwise expressly provided in the Plan, the Confirmation Order, or a separate order of the Court, all entities who have held, hold, or may hold Claims against or Equity Interests in the Debtors which arose before or were held as of the Effective Date, are permanently enjoined, on and after the Effective Date, from (a) commencing or continuing in any manner any action or other proceeding of any kind against the Debtors, with respect to any such Claim or Equity Interest, (b) the enforcement, attachment, collection, or recovery by any manner or means of any judgment, award, decree, or order against the Debtors on account of any such Claim or Equity Interest, (c) creating, perfecting, or enforcing any encumbrance of any kind against the Debtors or against the property or interests in property of the Debtors on account of any such Claim or Equity Interest and (d) asserting any right of setoff, subrogation, or recoupment of any kind against any obligation due from the Debtors or against the property or interests in property of the Debtors on account of any such Claim or Equity Interest. Such injunction shall extend to successors of the Debtors (including, without limitation, the Reorganized Debtors) and their respective properties and interests in property.

              E.     RELEASE OF COLLATERAL.

              Unless a particular Secured Claim is reinstated (i) each holder of: (A) a Secured Claim and/or (B) a Claim that is purportedly secured shall on or immediately before the Effective Date: (x) turn over and release to the relevant Debtor (or its successor, as the case may be) any and all property of the relevant Debtor that secures or purportedly secures such claim; and (y) execute such documents and instruments as such Reorganized Debtor requires to evidence such claimant's release of such property; and (ii) on the Effective Date, all claims, right, title and interest in such property shall revert to the relevant Reorganized Debtor (or the successor to any Debtor that does not survive) free and clear of all Claims and Interests, including (without limitation) liens, charges, pledges, encumbrances and/or security interests of any kind. No distribution hereunder shall be made to or on behalf of any holder of such Claim unless and until such holder executes and delivers to the relevant Debtor or Reorganized Debtor such release of liens. Any such holder that fails to execute and deliver such release of liens within 180 days of the Effective Date shall be deemed to have no further Claim against the relevant Debtor, Reorganized Debtor or their property in respect of such Claim and shall not participate in any distribution hereunder. Notwithstanding the immediately preceding sentence, any such holder of a Disputed Claim shall not be required to execute and deliver such release of liens until the time such Claim is allowed or disallowed.

              F.    PRESERVATION/WAIVER OF CAUSES OF ACTION.

                    1. PRESERVATION OF RIGHTS. Pursuant to the Plan, and sections 544, 548, 549, 550, 551, 553 and 1123(b)(3)(B) of the Bankruptcy Code,
the Debtors (and the Reorganized Debtors) shall retain all rights and all Causes of Action accruing to the Debtors, their estates, or the Reorganized Debtors, including, without limitation, (i) the avoidance of any transfer of an interest of the Debtors in property or any obligation incurred by the Debtors; or (ii) the turnover of any property to their estates, and except as expressly provided in the Plan or Confirmation Order, nothing contained in the Plan or the Confirmation Order shall be deemed to be a waiver or relinquishment of any such rights or Causes of Action. Nothing contained in the Plan or the Confirmation Order shall be deemed to be a waiver or relinquishment of any Claim, Cause of Action, right of setoff, or other legal or equitable defense which the Debtors had immediately prior to the Petition Date which is not specifically waived or relinquished by the Plan. The Reorganized Debtors shall have, retain, reserve and be entitled to assert all such Claims, Causes of Action, rights of setoff and other legal or equitable defenses which the Debtors had immediately prior to the Petition Date as fully as if the Chapter 11 Cases had not been commenced; and all of the Reorganized Debtors' legal and equitable rights respecting any Claim which is not specifically waived or relinquished by the Plan may be asserted after the Effective Date to the same extent as if the Chapter 11 Cases had not been commenced.

              G.     VOTES SOLICITED IN GOOD FAITH.

              The Debtors have, and upon confirmation of the Plan shall be deemed to have, solicited acceptances of the Plan in good faith and in compliance with the applicable provisions of the Bankruptcy Code. The Debtors (and each of their affiliates, agents, directors, officers, employees, advisors and attorneys) have participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code in the offer, issuance, sale, and purchase of the securities offered and sold under the Plan and therefore have not been, and on account of such offer, issuance, sale, solicitation, and/or purchase will not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or the offer, issuance, sale, or purchase of the securities offered and sold under the Plan.

              H.     ADMINISTRATIVE CLAIMS INCURRED AFTER THE CONFIRMATION DATE.

              Administrative Claims incurred by the Reorganized Debtors after the date and time of the entry of the Confirmation Order, including (without limitation) Claims for professionals' fees and expenses incurred after such date, shall not be subject to application and may be paid by the Reorganized Debtors in the ordinary course of business and without application for or Court approval.

              I.     THE DEBTORS' RELEASE.

              As of the Effective Date, the Debtors and the Reorganized Debtors, on behalf of themselves and their estates, hereby release unconditionally all of their respective officers, directors, employees, advisors, attorneys, financial advisors, accountants, and other professionals, the Indenture Trustee, the Prepetition Lenders, the DIP Lenders, counsel to the Prepetition Lenders and the DIP Lenders and their counsel, the Creditors Committee members, counsel to the Creditors Committee, the Informal Committee members, counsel to the Informal Committee, financial advisors to the Creditors Committee and Informal Committee and each of their representatives and agents (including any professionals retained by such persons or entities) (the "Released Parties") from any and all claims, obligations, suits, judgments, damages, rights, Causes of Action and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, based in whole or in part upon actions taken in their respective capacities described above or any omission, transaction, event or other occurrence taking place on or prior to the Effective Date in any way relating to the Debtors, the Chapter 11 Cases or the Plan, except that (i) no individual shall be released from any act or omission that constitutes gross negligence or willful misconduct, and (ii) the Reorganized Debtors shall not relinquish or waive the right to assert any of the foregoing as a legal or equitable defense or right of set-off or recoupment against any Claims of any such persons asserted against the Debtors.

              J.    EXCULPATION, RELEASE AND INJUNCTION OF RELEASED PARTIES.

                    1. EXCULPATION. The Debtors and the Reorganized Debtors and the Released Parties shall have no liability whatsoever to any holder or purported holder of an Administrative Claim, Claim, or Equity Interest for any act or omission in connection with, or arising out of, the Plan, the Disclosure Statement, the negotiation of the Plan, the negotiation of the instruments and documents included in the Plan Supplement, the pursuit of approval of the Disclosure Statement or the solicitation of votes for confirmation of the Plan, the Chapter 11 Cases, the consummation of the Plan, the administration of the Plan or the property to be distributed under the Plan, or any transaction contemplated by the Plan or Disclosure Statement or in furtherance thereof (including, without limitation, the Equity Incentive Plan, employment contracts, programs and arrangements adopted in connection with the Plan or the Chapter 11 Cases), except for willful misconduct or gross negligence as determined by a Final Order, and, in all respects, shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan. This exculpation shall be in addition to, and not in limitation of, all other releases, indemnities, exculpations and any other applicable law or rules protecting such Released Parties from liability.

                    2. INJUNCTION. Pursuant to section 105 of the Bankruptcy Code, no holder or purported holder of an Administrative Claim, Claim or Equity Interest shall be permitted to commence or continue any action, employment of process, or any act to collect, offset, or recover any claim against a Released Party that accrued on or prior to the Effective Date and has been released or waived pursuant to Sections VIII.H and I.

                    3. LIMITATION OF GOVERNMENTAL RELEASES. Notwithstanding Sections VIII.H. and I of the Plan, the Plan shall not release, discharge, or exculpate any non-debtor party from any debt owed to the United States Government and/or its agencies, including the Pension Benefit Guaranty Corporation (the "GOVERNMENT"), or from any liability arising under the Internal Revenue Code, the Employee Retirement Income Security Act of 1974, as amended, or the environmental laws, securities laws or criminal laws of the United States. In addition, notwithstanding Sections VIII.I.1. and 2 of the Plan, the Plan shall not enjoin or prevent the Government from collecting any such liability from any such non-debtor party.

              K.    TERM OF BANKRUPTCY INJUNCTION OR STAYS.

              All injunctions or stays provided for in the Chapter 11 Cases under sections 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the Effective Date.

              L.     PRESERVATION OF INSURANCE.

              The Debtors' discharge and release from all Claims as provided herein, except as necessary to be consistent with this Plan, shall not diminish or impair the enforceability of any insurance policy that may cover Claims against the Debtors, the Reorganized Debtors (including, without limitation, its officers and directors) or any other person or entity.

              M.     OFFICERS' AND DIRECTORS' INDEMNIFICATION RIGHTS AND
                     INSURANCE.

              Notwithstanding any other provisions of the Plan, the obligations of the Debtors to indemnify their directors, officers, and employees against any obligations, liabilities, costs or expenses pursuant to the articles of incorporation or by-laws of the Debtors, applicable state law, specific agreement, or any combination of the foregoing, shall survive the Effective Date. In addition, the Reorganized Debtors shall obtain tail coverage under their existing directors and officers liability insurance policy covering their existing directors and officers for any and all Claims brought against them, which coverage shall extend for a period of not less than six (6) years after the Effective Date.

                                       IX.

                            RETENTION OF JURISDICTION

              The Court shall have exclusive jurisdiction of all matters arising out of, and related to, the Chapter 11 Cases and the Plan pursuant to, and for the purposes of, section 105(a) and section 1142 of the Bankruptcy Code and for, among other things, the following purposes: (1) to hear and determine applications for the assumption or rejection of executory contracts or unexpired leases pending on the Confirmation Date, and the allowance of Claims resulting therefrom; (2) to determine any other applications, adversary proceedings, and contested matters pending on the Effective Date; (3) to ensure that distributions to holders of Allowed Claims and Allowed Old Preferred Stock are accomplished as provided herein; (4) to resolve disputes as to the ownership of any Claim or Equity Interest; (5) to hear and determine timely objections to Administrative Claims, Claims and Equity Interests; (6) to enter and implement such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, revoked, modified or vacated; (7) to issue such orders in aid of execution of the Plan, to the extent authorized by section 1142 of the Bankruptcy Code; (8) to consider any modifications of the Plan, to cure any defect or omission, or to reconcile any inconsistency in any order of the Court, including, without limitation, the Confirmation Order; (9) to hear and determine all applications for compensation and reimbursement of expenses of professionals under sections 330, 331, and 503(b) of the Bankruptcy Code; (10) to hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of the Plan; (11) to hear and determine any issue for which the Plan requires a Final Order of the Court; (12) to hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505 and 1146 of the Bankruptcy Code; (13) to hear any other matter not inconsistent with the Bankruptcy Code; (14) to hear and determine disputes arising in connection with compensation and reimbursement of expenses of professionals for services rendered during the period commencing on the Confirmation Date through and including the Effective Date; and (15) to enter a final decree closing the Chapter 11 Cases.

                                       X.

                            MISCELLANEOUS PROVISIONS

              A.     PAYMENT OF STATUTORY FEES.

              All fees payable on or before the Effective Date (i) pursuant to section 1930 of title 28 of the United States Code, as determined by the Court at the Confirmation Hearing, and (ii) to the United States Trustee, shall be paid by the Debtors on or before the Effective Date and all such fees payable after the Effective Date shall be paid by the Reorganized Debtors.

              B.     DISSOLUTION OF CREDITORS COMMITTEE.

              The Creditors Committee shall terminate on the Effective Date.

              C.     MODIFICATION OF THE PLAN.

              The Debtors reserve the right, in accordance with the Bankruptcy Code, upon the consent of the DIP Agents, to amend or to modify the Plan prior to the entry of the Confirmation Order. After entry of the Confirmation Order, the Reorganized Debtors or the Debtors may amend or modify the Plan, upon the consent of the DIP Agents, or remedy any defect or omission or reconcile any inconsistency in the Plan in such a manner as may be necessary to carry out the purpose and intent of the Plan.

              D.     GOVERNING LAW.

              Unless a rule of law or procedure is supplied by Federal law (including the Bankruptcy Code and Bankruptcy Rules) or the Delaware General Corporation Law or such other corporate law that may apply to the Subsidiaries, the laws of the State of New York (without reference to the conflicts of laws provisions thereof) shall govern the construction and implementation of the Plan and any agreements, documents, and instruments executed in connection with the Plan.

              E.     FILING OR EXECUTION OF ADDITIONAL DOCUMENTS.

              On or before the Effective Date, the Debtors or the Reorganized Debtors, shall file with the Court or execute, as appropriate, such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan.

              F.     WITHHOLDING AND REPORTING REQUIREMENTS.

              In connection with the Plan and all instruments issued in connection therewith and distributions thereon, the Reorganized Debtors shall comply with all withholding and reporting requirements imposed by any federal, state, local, or foreign taxing authority and all distributions hereunder shall be subject to any such withholding and reporting requirements.

              G.     EXEMPTION FROM TRANSFER TAXES.

              Pursuant to section 1146(c) of the Bankruptcy Code, the issuance, transfer or exchange of New Senior Subordinated Notes, New Common Stock or New Warrants under the Plan, the making or assignment of any lease or sublease or the making or delivery of any other instrument whatsoever, in furtherance of or in connection with the Plan shall not be subject to any stamp, real estate transfer, recording or other similar tax.

              H.     SECTION 1145 EXEMPTION.

              Pursuant to, in accordance with, and solely to the extent provided under section 1145 of the Bankruptcy Code, the issuance of the New Senior Subordinated Notes, New Common Stock and New Warrants under the Plan is exempt from the registration requirements of Section 5 of the Securities Act, as amended, and any State or local law requiring registration for offer or sale of a security or registration or licensing of an issuer of, underwriter of, or broker or dealer in such New Senior Subordinated Notes, New Common Stock or New Warrants and is deemed to be a public offering of New Senior Subordinated Notes, New Common Stock and New Warrants.

              I.     WAIVER OF FEDERAL RULE OF CIVIL PROCEDURE 62(a).

              The Debtors may request that the Confirmation Order include (a) a finding that Fed. R. Civ. P. 62(a) shall not apply to the Confirmation Order and
(b) authorization for the Debtors to consummate the Plan immediately after entry of the Confirmation Order.

              J.     HEADINGS.

              Headings used in the Plan are for convenience and reference only and shall not constitute a part of the Plan for any purpose.

              K.     EXHIBITS/SCHEDULES.

              All Exhibits and Schedules to the Plan are incorporated into and constitute a part of the Plan as if set forth herein.

              L.     NOTICES.

              All notices, requests, and demands hereunder to be effective shall be in writing and unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

              TO THE DEBTORS: Prime Succession, Inc., 3940 Olympic Blvd., Suite 500, Erlanger, KY 41018, Attention: Arthur J. Ansin with a copy to Paul, Weiss, Rifkind, Wharton & Garrison, 1285 Avenue of the Americas, New York, New York 10019-6064, attention: Alan W. Kornberg, Tel.: (212) 373-3000/Fax: (212)
757-3990.

              TO THE CREDITORS COMMITTEE: Munger, Tolles & Olson LLP, 355 South Grand Avenue, 35th Floor, Los Angeles, CA 90071, attention: Thomas B. Walper, Esq., Tel.: (213) 683-9193/Fax: (213) 687-3702.

              TO THE DIP AGENTS: Skadden, Arps, Slate, Meagher & Flom (Illinois), 333 West Wacker Drive, Suite 2100, Chicago, Illinois, 60606, attention: J. Eric Ivester, Tel.: (312) 407-0700/Fax: (312) 407-0411; and Mayer Brown & Platt, 1675 Broadway, New York, New York 10019-5820, attention: Raniero D'Aversa, Jr., Tel.: (212) 506-2595/Fax: (212) 849-5597.

              M.     PLAN SUPPLEMENT.

              Forms of the documents relating to the Amended Prime Certificate of Incorporation, the Amended Prime By-laws, the Amended Prime Holdings By-Laws, the Amended Prime Holdings Certificate of Incorporation, the Amended Subsidiaries Certificates of Incorporation, the Amended Subsidiaries By-Laws, the Amended Subsidiary Limited Partnership Agreement, the New Senior Subordinated Notes Indenture, the New Warrant Agreement, the form of the New Warrants, investment guidelines referred to in Section VII.C.2.(a)(ii) and C.3(b)(ii), Equity Incentive Plan, New Exit Financing Facility Documents and New Senior Management Employment Contracts shall be contained in the Plan Supplement which has been filed with the

Clerk of the Court. The Plan Supplement may be inspected in the office of the Clerk of the Court during normal court hours. Holders of Claims or Equity Interests may obtain a copy of the Plan Supplement upon written request to the Debtors in accordance with Section X.L. of the Plan. The forms of documents to be included in the Plan Supplement shall be reasonably acceptable to the Prepetition Agents, the DIP Agents and the Creditors Committee.

              N.     CONFLICT.

              The terms of this Plan shall govern in the event of any inconsistency with the summaries of the Plan set forth in the Disclosure Statement.

              O.     SETOFF BY THE UNITED STATES.

              The valid setoff rights, if any, of the United States of America will be unaffected by this Plan or confirmation thereof.

                                       XI.

                    EXECUTORY CONTRACTS AND UNEXPIRED LEASES

              Other than (i) executory contacts or unexpired leases which (x) are the subject of a motion to reject pending on the Confirmation Date, (y) were previously assumed or rejected by the Debtors, or (z) have expired or terminated pursuant to their own terms during the pendency of the Chapter 11 Cases, and
(ii) employment agreements, if any, terminated prior to or in connection with the Plan, all of the executory contracts, unexpired leases and employment agreements that exist between the Debtors and any person are specifically assumed as of the Effective Date pursuant to the Plan. All Claims for damages arising from the rejection of executory contracts or unexpired leases must be filed with the Court in accordance with the terms of the order authorizing such rejection. Any Claims not filed within such time will be forever barred from assertion against the Debtors, their estates and the Reorganized Debtors. All Allowed Claims arising from the rejection of executory contracts or unexpired leases shall be treated as Class 5 Claims. The Reorganized Debtors, except as otherwise agreed by the parties, will cure any and all undisputed defaults within 60 days of the Effective Date under any executory contract, unexpired lease or employment agreement assumed pursuant to the Plan in accordance with section 365 of the Bankruptcy Code. All disputed defaults that are required to be cured shall be cured either within 30 days of the entry of a Final Order determining the amount, if any, of the Debtors or the Reorganized Debtors' liability with respect thereto, or as may otherwise be agreed to by the parties.

                                      XII.

                                  BENEFIT PLANS

              All employment and severance agreements and policies, and all employee compensation and benefit plans, policies, and programs of the Debtors applicable generally to its employees, including agreements and programs subject to section 1114 of the Bankruptcy Code, as in effect on the Effective Date, including, without limitation, all savings plans, retirement plans, health care plans, disability plans, severance benefit plans, incentive plans, and life, accidental death, and dismemberment insurance plans, shall be deemed to be, and shall be treated as though they are, executory contracts that are assumed under the Plan, and the Debtors' obligations under such agreements and programs shall survive the Effective Date of the Plan, without prejudice to the Reorganized Debtors' rights under applicable non-bankruptcy law to modify, amend, or terminate the foregoing arrangements, except for (i) such executory contracts or plans specifically rejected pursuant to the Plan (to the extent such rejection does not violate section 1114 of the Bankruptcy Code) and (ii) such executory contracts or plans as have previously been terminated, or rejected, pursuant to a Final Order, or specifically waived by the beneficiaries of such plans, contracts, or programs.

                                      XIII.

                            EFFECTIVENESS OF THE PLAN

              A.     CONFIRMATION OF THE PLAN.

              The Plan can be confirmed either under section 1129(a) of the Bankruptcy Code or in a non-consensual manner under section 1129(b) of the Bankruptcy Code so long as the conditions of Section XIII.B.1. have been satisfied or waived pursuant to Section XIII.B.2.

              B.     EFFECTIVENESS OF THE PLAN.

                     1.     CONDITIONS PRECEDENT TO EFFECTIVENESS

                     The Plan shall not become effective unless and until it has been confirmed and the following conditions have been satisfied in full or waived pursuant to Section XIII.B.2.: (1) the Confirmation Order in a form satisfactory to the Debtors, the DIP Lenders and the Creditors Committee, shall have become a Final Order; (2) the Amended Prime Holdings and Prime Certificates of Incorporation and Amended Subsidiaries Certificates of Incorporation shall have been properly filed with the Secretary of State in their respective state of incorporation; (3) all authorizations, consents and regulatory approvals required (if any) for the Plan's effectiveness shall have been obtained; (4) the Court shall have ordered the substantive consolidation of the Chapter 11 Cases as provided in Section VI of the Plan; (5) on the Effective Date, the Reorganized Debtors have entered into a senior secured credit facility acceptable to the Creditors Committee; (6) the Plan Documents shall be in a form acceptable to the Debtors, the DIP Agents and the Creditors Committee and shall have been executed and delivered; (7) all of the Debtors' obligations owing to any DIP Lender pursuant to the DIP Credit Documents shall have been paid in full, in cash, in immediately available funds, and any commitments in respect of the DIP Credit Documents shall have been terminated; and (8) the Reorganized Debtors shall have sufficient cash on hand to make timely distributions as may be required hereunder.

              2.     WAIVER OF CONDITIONS

              The Debtors with the written consent of the DIP Agents and the Creditors Committee (which consent shall not be unreasonably withheld) may waive any or all of the conditions set forth in Section XIII.B.1. above at any time, without leave of or order of the Court and without any formal action.

              3.     EFFECT OF FAILURE OF CONDITIONS

              In the event that the Effective Date does not occur on or before one hundred and twenty (120) days after the Confirmation Date, upon notification submitted by the Debtors to the Court: (a) the Confirmation Order shall be vacated, (b) no distributions under the Plan shall be made, (c) the Debtors and all holders of Claims and Equity Interests shall be restored to the status quo ante as of the day immediately preceding the Confirmation Date as though the Confirmation Date had never occurred, and (d) the Debtors' obligations with respect to the Claims and Equity Interests shall remain unchanged and nothing contained in the Plan shall constitute or be deemed a waiver or release of any Claims or Equity Interests by or against the Debtors or any other person or to prejudice in any manner the rights of the Debtors or any person in any further proceedings involving the Debtors.

              4.     VACATUR OF PLAN

              If an order denying confirmation of the Plan is entered, then the Plan shall be null and void in all respects, and nothing contained in the Plan shall (a) constitute a waiver or release of any Claims against or Equity Interests in the Debtors; (b) prejudice in any manner the rights of the holder of any Claim against, or Equity Interest in, the Debtors; (c) prejudice in any manner any right, remedy or claim of the Debtors; or (d) be deemed an admission against interest by the Debtors.

Dated: August 21, 2000

                                            PRIME SUCCESSION HOLDINGS, INC.


                                            By:___________________________
                                                 Name:
                                                 Title:

                                            PRIME SUCCESSION, INC.


                                            By:____________________________
                                                 Name:
                                                 Title:

                                            AARON CREMATION & BURIAL
                                            SERVICES, INC.


                                            By:____________________________
                                                 Name:
                                                 Title:

                                            AARON CREMATION & BURIAL
                                            SERVICES, P.C.


                                            By:_____________________________
                                                 Name:
                                                 Title:

                                            BUCKNER-RUSH ENTERPRISES, INC.


                                            By:_____________________________
                                                 Name:
                                                 Title:

                                            BURY-PINE FUNERAL HOME, INC.


                                            By:______________________________
                                                 Name:
                                                 Title:

                                            PINE FUNERAL HOME, INC.


                                            By:______________________________
                                                 Name:
                                                 Title:

                                            CLARY-GODWIN FUNERAL HOME, INC.


                                            By:______________________________
                                                 Name:
                                                 Title:

                                            CLAYTON FRANK & SONS, INC.


                                            By:______________________________
                                                 Name:
                                                 Title:

                                            COMANDER FUNERAL HOME, INC.


                                            By:______________________________
                                                 Name:
                                                 Title:

                                            CREMATION SOCIETY OF AMERICA,
                                            INCORPORATED

                                            By:___________________________
                                                 Name:
                                                 Title:

                                            FRASER FUNERAL HOME, INC.


                                            By:___________________________
                                                 Name:
                                                 Title:

                                            FRED HUNTER MEMORIAL SERVICES,
                                            INC.


                                            By:___________________________
                                                 Name:
                                                 Title:

                                            GROTEWOLD SIMI VALLEY
                                            MORTUARY, INC.


                                            By:___________________________
                                                 Name:
                                                 Title:

                                            HUGHES FUNERAL CHAPEL


                                            By:___________________________
                                                 Name:
                                                 Title:

                                            J&W, INC.


                                            By:___________________________
                                                 Name:
                                                 Title:

                                            JOHN A. BECK COMPANY


                                            By:_____________________________
                                                 Name:
                                                 Title:

                                            LAMBERT CORPORATION, INC.


                                            By:_____________________________
                                                 Name:
                                                 Title:

                                            McWANE FAMILY FUNERAL HOME, INC.


                                            By:_____________________________
                                                 Name:
                                                 Title:

                                            NEAL-TARPLEY, INC.


                                            By:_____________________________
                                                 Name:
                                                 Title:

                                            PRIME BUSINESS SOLUTIONS, INC.


                                            By:_____________________________
                                                 Name:
                                                 Title:

                                            PRIME BUSINESS SOLUTIONS OF
                                            KENTUCKY, INC.


                                            By:_____________________________
                                                 Name:
                                                 Title:

                                            PRIME ENTERPRISES OF CALIFORNIA,
                                            INC.


                                            By:__________________________
                                                 Name:
                                                 Title:

                                            PRIME HOLDINGS OF ARKANSAS, INC.


                                            By:___________________________
                                                 Name:
                                                 Title:

                                            PRIME HOLDINGS OF CALIFORNIA, INC.


                                            By:___________________________
                                                 Name:
                                                 Title:

                                            PRIME HOLDINGS OF MINNESOTA, INC.


                                            By:____________________________
                                                 Name:
                                                 Title:

                                            PRIME HOLDINGS OF NEBRASKA, INC.


                                            By:____________________________
                                                 Name:
                                                 Title:

                                            PRIME HOLDINGS OF OHIO, INC.


                                            By:____________________________
                                                 Name:
                                                 Title:

                                            PRIME HOLDINGS OF WEST VIRGINIA,
                                            INC.


                                            By:________________________
                                                 Name:
                                                 Title:

                                            PRIME INDIANA LIMITED PARTNERSHIP


                                            By:_________________________
                                                 Name:
                                                 Title:

                                            PRIME SUCCESSION OF ALABAMA, INC.


                                            By:_________________________
                                                 Name:
                                                 Title:

                                            PRIME SUCCESSION OF ARIZONA, INC.


                                            By:__________________________
                                                 Name:
                                                 Title:

                                            PRIME SUCCESSION OF ARKANSAS, INC.


                                            By:__________________________
                                                 Name:
                                                 Title:

                                            PRIME SUCCESSION OF CALIFORNIA,
                                            INC.


                                            By:___________________________
                                                 Name:
                                                 Title:

                                            PRIME SUCCESSION OF FLORIDA, INC.


                                            By:__________________________
                                                 Name:
                                                 Title:

                                            PRIME SUCCESSION OF GEORGIA, INC.


                                            By:__________________________
                                                 Name:
                                                 Title:

                                            PRIME SUCCESSION OF ILLINOIS, INC.


                                            By:__________________________
                                                 Name:
                                                 Title:

                                            PRIME SUCCESSION OF IOWA, INC.


                                            By:_________________________
                                                 Name:
                                                 Title:

                                            PRIME SUCCESSION OF KENTUCKY, INC.


                                            By:_________________________
                                                 Name:
                                                 Title:

                                            PRIME SUCCESSION OF MINNESOTA,
                                            INC.


                                            By:_________________________
                                                 Name:
                                                 Title:

                                            PRIME SUCCESSION OF MISSOURI, INC.


                                            By:_________________________
                                                 Name:
                                                 Title:

                                            PRIME SUCCESSION OF NEBRASKA, INC.


                                            By:_________________________
                                                 Name:
                                                 Title:

                                            PRIME SUCCESSION OF NEW YORK, INC.


                                            By:_________________________
                                                 Name:
                                                 Title:

                                            PRIME SUCCESSION OF TENNESSEE, INC.


                                            By:_________________________
                                                 Name:
                                                 Title:

                                            PRIME SUCCESSION OF TEXAS, INC.


                                            By:_________________________
                                                 Name:
                                                 Title:

                                            PRIME SUCCESSION PARTNERS, INC.


                                            By:__________________________
                                                 Name:
                                                 Title:

                                            ROSELAWN MEMORIAL GARDENS, INC.


                                            By:_______________________
                                                 Name:
                                                 Title:

                                            ROSTAD MORTUARY, INC.


                                            By:________________________
                                                 Name:
                                                 Title:

                                            TALISMAN ENTERPRISES, INC.


                                            By:________________________
                                                 Name:
                                                 Title:

                                            THE FUNERAL OUTLET STORE, INC.


                                            By:________________________
                                                 Name:
                                                 Title:

                                            WHITNEY & MURPHY FUNERAL
                                            HOMES, INC.


                                            By:________________________
                                                 Name:
                                                 Title:


                                           TABLE OF CONTENTS

                                                                                     PAGE

I.    DEFINITIONS AND CONSTRUCTION OF TERMS............................................1
      A.   Definitions.................................................................1
      B.   Interpretation, Application of Definitions and Rules of
           Construction...............................................................18

II.   CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS...................................19
      A.   Introduction...............................................................19
           1.      Unclassified Claims (not entitled to vote on the Plan).............19
           2.      Unimpaired Classes Of Claims (deemed to have accepted the
                   Plan and, therefore, not entitled to vote on the Plan).............20
           3.      Impaired Classes of Claims and Equity Interests (entitled to vote on the Plan)..................................................20

III.  TREATMENT OF ADMINISTRATIVE
      EXPENSE CLAIMS AND PRIORITY TAX CLAIMS..........................................21
      A.   Administrative Claims. ....................................................21
      B.   Professional Compensation And Reimbursement Claims.........................21
      C.   Priority Tax Claims........................................................22

IV.   TREATMENT OF CLAIMS AND
      EQUITY INTERESTS................................................................23
      A.   Class 1 - Other Priority Claims............................................23
           1.      Distributions......................................................23
           2.      Impairment and Voting..............................................23
      B.   Class 2 - Other Secured Claims.............................................23
           1.      Distributions......................................................23
           2.      Impairment and Voting..............................................23
      C.   Class 3 - Trade Claims.....................................................24
           1.      Distributions......................................................24
           2.      Impairment and Voting..............................................24
      D.   Class 4 - Prepetition Lender Claims........................................24
      E.   Class 5 - Senior Subordinated Note Claims, Rejected Former
           Owner Obligations, Other Rejected Obligations and Other General
           Unsecured Claims...........................................................24
           1.      Distributions......................................................24
           2.      Impairment and Voting..............................................25
      F.   Class 6 - Old Preferred Stock..............................................25
           1.      Distributions......................................................25
           2.      Impairment and Voting..............................................25



      G.   Class 7 - Other Equity Interests...........................................25
           1.      Distributions......................................................25
           2.      Impairment and Voting..............................................25

V.    PROVISIONS REGARDING CORPORATE GOVERNANCE
      AND MANAGEMENT OF THE REORGANIZED DEBTORS.......................................25
      A.   Directors and Officers of Reorganized Prime Holdings and
           Reorganized Prime; Amended Certificates of Incorporation and
           Amended By-Laws............................................................25
           1.      The Initial Board of Directors.....................................25
           2.      Management of Reorganized Prime Holdings and Reorganized
                   Prime..............................................................26
           3.      Amended Prime Holdings Certificate of Incorporation and
                   Amended Prime Holdings By-Laws.....................................26
           4.      Amended Prime Certificate of Incorporation and Amended
                   Prime By-Laws......................................................26
      B.  Directors and Officers of the Reorganized Subsidiaries......................27
           1.      The Initial Board of Directors.....................................27
           2.      Management of the Reorganized Subsidiaries.........................27
           3.      Amended Subsidiaries Certificates of Incorporation and
                   Amended Subsidiaries By-Laws.......................................27
      C.   Securities to Be Issued Pursuant to the Plan...............................27
           1.      New Common Stock...................................................27
           2.      New Senior Subordinated Notes......................................28
           3.      The New Warrants...................................................28
      D.   Reorganized Prime Holdings Equity Incentive Plan...........................28
      E.   Postpetition Financing.....................................................28

VI.   SUBSTANTIVE CONSOLIDATION OF THE DEBTORS........................................29

VII.  PROVISIONS REGARDING VOTING AND
      DISTRIBUTIONS UNDER THE PLAN AND TREATMENT
      OF DISPUTED, CONTINGENT AND UNLIQUIDATED
      ADMINISTRATIVE CLAIMS, CLAIMS AND EQUITY
      INTERESTS.......................................................................30
      A.   Voting of Claims and Equity Interests......................................30
      B.   Nonconsensual Confirmation.................................................30
      C.   Distributions..............................................................30
           1.      Method of Distributions Under the Plan.............................30
           2.      Disputed Trade Claims..............................................32
                  (a)      Distributions Withheld For Disputed Trade Claims...........32
           3.     Objections To And Resolution Of Administrative Claims,
                  Claims and Equity Interests.........................................33
           4.     Allocation of Consideration.........................................34

           5.     Cancellation and Surrender of Existing Securities and
                  Agreements.............................................................34

VIII.    IMPLEMENTATION AND EFFECT OF CONFIRMATION OF
         THIS PLAN.......................................................................35
         A.   New Senior Subordinated Notes Indenture, the Amended Prime
              Certificate of Incorporation, the Amended Prime By-Laws, the
              Amended Prime Holdings By-Laws, the Amended Prime Holdings
              Certificate of Incorporation, the Amended Subsidiaries
              Certificates of Incorporation, the Amended Subsidiaries By-Laws,
              the Amended Subsidiary Limited Partnership Agreement, the Equity
              Incentive Plan, the Warrant Agreement, the New Senior Management
              Employment Contracts, the New Exit Financing
              Facility Documents and Other Implementation Documents......................35
         B.   Continued Corporate Existence and Vesting of Assets in
              Reorganized Debtors........................................................35
         C.   Discharge of the Debtors...................................................36
         D.   Injunction.................................................................36
         E.   Release of Collateral......................................................37
         F.   Preservation/Waiver of Causes of Action....................................37
              1.      Preservation of Rights.............................................37
         G.   Votes Solicited in Good Faith..............................................38
         H.   Administrative Claims Incurred after the Confirmation Date.................38
         I.   The Debtors' Release.......................................................38
         J.   Exculpation, Release and Injunction of Released Parties....................39
              1.      Exculpation........................................................39
              2.      Injunction.........................................................39
              3.      Limitation of Governmental Releases................................39
         K.   Term of Bankruptcy Injunction or Stays.....................................40
         L.   Preservation of Insurance..................................................40
         M.   Officers' and Directors' Indemnification Rights and Insurance..............40

IX.      RETENTION OF JURISDICTION.......................................................40

X.       MISCELLANEOUS PROVISIONS........................................................41
         A.   Payment of Statutory Fees..................................................41
         B.   Dissolution of Creditors Committee.........................................41
         C.   Modification of the Plan...................................................41
         D.   Governing Law..............................................................42
         E.   Filing or Execution of Additional Documents................................42
         F.   Withholding and Reporting Requirements.....................................42
         G.   Exemption From Transfer Taxes..............................................42
         H.   Section 1145 Exemption.....................................................42

         I.   Waiver of Federal Rule of Civil Procedure 62(a)............................43
         J.   Headings...................................................................43
         K.   Exhibits/Schedules.........................................................43
         L.   Notices....................................................................43
         M.   Plan Supplement............................................................44
         N.   Conflict...................................................................44
         O.   Setoff by the United States................................................44

XI.      EXECUTORY CONTRACTS AND UNEXPIRED LEASES........................................44

XII.     BENEFIT PLANS...................................................................45

XIII.    EFFECTIVENESS OF THE PLAN.......................................................45
         A.   Confirmation of the Plan...................................................45
         B.   Effectiveness of the Plan..................................................46
              1.      Conditions Precedent to Effectiveness..............................46
              2.      Waiver of Conditions...............................................46
              3.      Effect of Failure of Conditions....................................46
              4.      Vacatur of Plan....................................................48

